UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEAZER HOMES USA, INC. (Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

FROM OUR
CHAIRMAN
Dear Fellow Shareholders:

Fiscal 2023 was both a challenging and rewarding year for our Company. We overcame exceptionally slow new home orders in our first quarter – primarily caused by sharp increases in mortgage rates – to deliver strong full-year financial and operational results. In fact, fiscal 2023 was our second most profitable year in the last decade, with net income above $150 million or more than $5 per share. We also strengthened our balance sheet, grew our community count and total lot position and enhanced the energy efficiency of our homes. Importantly for the long-term health of the business, we also were recognized for our strong culture of employee engagement, attributable in part to an expansion of our financial and volunteer efforts with philanthropic organizations in each of our geographic markets.
Because much of the attached Proxy Statement and Annual Report are dedicated to presenting and explaining our past financial and operational results, I would like to highlight three of our Multi-Year Goals to provide you with a clearer understanding of where we are focused:

●	First, we have the land position and the resources to substantially grow our community count, with a goal of having more than 200 active communities by the end of fiscal 2026.
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Second, we intend to continue to improve our balance sheet. With a net debt to net capitalization ratio of 36% at the end of fiscal 2023, and expectations for continued profitability in the years ahead, we believe we are well positioned to reach our goal of net debt to net capitalization below 30% by the end of fiscal 2026.

●
And third, we remain the only publicly traded homebuilder with a commitment to build 100% of our homes to the Department of Energy’s Zero Energy Ready standard and have committed to doing so by the end of 2025.

These goals depict our ambition to both grow our community count and reduce financial risk – all while delivering an exceptionally energy efficient home that we believe is highly differentiated from what our competitors are building. We are confident that our achievement of these goals will allow us to deliver significant shareholder value in the years ahead.
In light of our strong financial and operational performance, and the three Multi-Year Goals outlined above, we respectfully request your support on this year's say-on-pay proposal. In addition, we are also requesting approval of an amendment to our Amended and Restated 2014 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 5,550,000 to 8,000,000. This increase will permit us to continue to offer equity-based awards to our employees and directors that will further strengthen alignment with our shareholders.
Before closing, I would like to recognize Elizabeth Acton and David Spitz who are retiring from the Board and not standing for reelection at the annual meeting. Both Beth and David have served our Company and shareholders with distinction and their contributions will be missed. You will see in the pages that follow that we have successfully recruited two new directors, Alyssa Steele and June Sauvaget, who each bring valuable new expertise to our board. With your support for our director slate at the Annual Meeting, we will have a diverse board with an exceptional breadth of perspectives.
While the year ahead is bound to present new challenges and new opportunities, we are resolved to make significant progress toward the three Multi-Year Goals outlined above while ensuring Beazer Homes remains an employer of choice and an important and trusted partner in each of the markets we serve.
ALLAN P. MERRILL
Chairman, President and Chief Executive Officer
Beazer Homes USA, Inc.
December 21, 2023

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on February 8, 2024:
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended
September 30, 2023, are available free of charge on the Company’s website at
http://www.beazer.com

PROXY
STATEMENT SUMMARY
This summary provides an overview of the information contained within this proxy statement. We encourage you to read the entire proxy statement prior to voting.
ANNUAL MEETING OF STOCKHOLDERS ROADMAP
ANNUAL MEETING

When:	Thursday, February 8, 2024 8:30 a.m. (Eastern time)	Where:	Hyatt Regency Atlanta Perimeter at Villa Christina 4000 Summit Boulevard Atlanta, Georgia 30319
Stockholders of record as of the close of business on December 14, 2023 are entitled to notice of, and to vote at, the annual meeting.
This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, are available on the Company’s website at www.beazer.com.
On December 21, 2023, we began mailing the proxy materials to stockholders who requested paper copies.
For instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials you received by mail or the section entitled “How to Vote” beginning on page 2 of this proxy statement. If you received a paper copy of this proxy statement, please refer to the enclosed proxy card.
Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to vote as soon as possible.
VOTING MATTERS

PROPOSAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE
Election of directors	For Each Nominee	16
Ratification of appointment of independent auditors	For	23
Approval of an advisory vote on executive compensation	For	25
Approval of an amendment to the Company's Amended and Restated 2014 Long-Term Incentive Plan	For	26

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2023
BUSINESS HIGHLIGHTS
Here are several highlights of our financial and operational achievements in fiscal 2023 and comparison to fiscal 2022:

FINANCIAL
$2.2 BILLION	Revenue
Achieved only a 4.8% reduction in revenue, despite a 10.7% reduction in home closings
$158.7 MILLION	Net Income
Generated net income from continuing operations of $158.7 million, or $5.16 per diluted share, compared to $220.7 million in fiscal 2022
$272.0 MILLION	Adjusted EBITDA
Achieved $272.0 million in Adjusted EBITDA, a decrease of $98 million, or 26.5%
$978.0 MILLION	Total Debt
Reduced our outstanding debt by $9.0 million, maintaining debt below $1.0 billion

OPERATIONAL
2.6 SALES PACE	Sales Pace Achieved average monthly home sales pace per community of 2.6, a decrease of 8.4%
$573.1 MILLION	Land Acquisition and Land Development Spending
Spent $573.1 million on land acquisition and land development, a decrease of less than 1%
$886.4 MILLION	Dollar Value of Backlog
Ended the year with dollar value of homes in backlog of $886.4 million, representing 1,711 homes, compared to $1.1 billion, representing 2,091 homes at the end of fiscal 2022
$517,758	Average Selling Price
Average selling price for our homes was $517,758, reflecting an increase of 6.9%
125 COMMUNITIES	Average Community Count
Average active community count was 125, an increase of 3.9%
26,189 LOTS	Number of Controlled Lots
Ended the year with 26,189 lots controlled either through ownership or options to purchase, an increase of 4.0%

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures. Statements regarding goals, aspirations, strategies or future initiatives and their expected results, including those contained in the Letter from our Chairman, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

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CORPORATE
GOVERNANCE HIGHLIGHTS (PGS. 10-15)

✓	Annual election of all directors	✓	Double triggers for both cash severance and accelerated vesting of equity upon a change of control
✓	Significant director refreshment over last five years, reducing average tenure from 10.4 years in 2018 to 5.9 years for the nominees at the 2024 annual meeting	✓	Robust and thorough Board, committee and director evaluation practices to enhance effectiveness
✓	Majority vote standard for the election of directors, with a director resignation policy	✓	Long-standing stockholder engagement practices
✓	Meaningful officer and director stock ownership and holding requirements	✓	No tax gross-ups in connection with severance or change of control
✓	Clawbacks of incentive awards upon certain events, including restatements, in accordance with SEC rules and NYSE listing requirements	✓	Board and Board committee engagement and oversight on all ESG matters
✓	Policies against hedging, pledging and stock option repricing

STOCKHOLDER
ENGAGEMENT
We are committed to a robust stockholder engagement program. Our Board values our stockholders’ perspectives. Feedback from stockholders on our business, executive compensation program and ESG matters represent important considerations for Board discussions throughout the year. Over the course of the year, we held more than 120 meetings with investors.
Our Board maintains a process for stockholders and interested parties to communicate with the Board. Stockholders and interested parties may write or call our Board as provided under “Reporting of Concerns to Independent Directors” on page 15.

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BOARD
NOMINEES (PGS. 16-20)
Below are the directors nominated for election by stockholders at the annual meeting. The Board recommends a vote “FOR” each of the directors.

	AGE	SERVING SINCE	PRINCIPAL OCCUPATION	INDEPENDENT
Lloyd E. Johnson	69	2021	Former Global Managing Director, Finance and Internal Audit Accenture Corporation	Yes
Allan P. Merrill*	57	2011	President and Chief Executive Officer Beazer Homes USA, Inc.	No
Peter M. Orser	67	2016	Former President and Chief Executive Officer Weyerhaeuser Real Estate Company	Yes
Norma A. Provencio**	66	2009	President and Owner Provencio Advisory Services Inc.	Yes
June Sauvaget	45	2024	Former Executive Vice President/ Chief Marketing Officer Sunpower Corp.	Yes
Danny R. Shepherd	72	2016	Former Vice Chairman, Senior Vice President, Executive Vice President and Chief Operating Officer Vulcan Materials Company	Yes
Alyssa P. Steele	43	2024	Chief Executive Officer Rugs USA, LLC	Yes
C. Christian Winkle	60	2019	Former Chief Executive Officer Sunrise Senior Living	Yes
*Chairman
**Lead Director

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KEY
QUALIFICATIONS
The following are several of the key qualifications, skills and experience of our Board nominees that we believe are uniquely important to our business.

Director	Homebuilding/Construction Industry Experience	CEO/COO Experience	CFO/Accounting/Finance Experience	Public Company Board Experience	Corporate Governance/Ethics Experience	Risk Management Expertise	Marketing/Sales Expertise	ESG Expertise
Johnson	●		●	●	●	●		●
Merrill	●	●	●	●	●	●	●	●
Orser	●	●		●			●	●
Provencio			●	●	●	●		●
Sauvaget							●	●
Shepherd	●	●	●	●	●	●	●	●
Steele		●					●
Winkle		●	●	●		●
Total	4	5	5	6	4	5	5	6
The lack of a designation for a director under a category in the above chart does not mean that he or she does not possess that particular qualification, skill or experience. The marks above simply indicate that the characteristic is one for which the director is especially well known among our Board.
We believe our Board reflects the broad expertise and perspective needed to govern our business and constructively engage with senior management.
HOW
WE PAY
Our executive compensation program is composed of the following elements:

✓	Base salary	✓	Long-term incentive compensation, with the majority of target award opportunities tied to multi-year performance goals and payable in stock and cash, as well as restricted stock
✓	Short-term incentive compensation, based on performance against multiple financial and operational measures aligned with strategic priorities	✓	Benefits available to all employees

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2023
EXECUTIVE COMPENSATION HIGHLIGHTS

Base Salaries (PG. 44)
Mr. Merrill's base salary for fiscal 2023 was increased by 3.0% to $1,030,000; Mr. Goldberg's base salary for fiscal 2023 was increased by 18.5% to $592,250; and Mr. Belknap's base salary for fiscal 2023 was increased by 3.0% to $592,250. These salary adjustments for our named executive officers (NEOs) were approved by the Human Capital Committee (the Committee) to align salaries more closely with the 2023 Peer Group 50th percentile market values, individually and in the aggregate, and, in the case of Mr. Goldberg, as a culmination of the multi-year adjustment process associated with his promotion to Chief Financial Officer in November 2020.

Short-Term Incentive Opportunities (PGS. 44-46)
For fiscal 2023, the target short-term incentive award opportunities for our NEOs (expressed as percentages of base salary) were unchanged from fiscal 2022 levels. Specifically, these target opportunities were 200% for Mr. Merrill,125% for Mr. Goldberg and 125% for Mr. Belknap. The Committee determined that our NEOs would be eligible to receive an award for the operational components of the 2023 short-term bonus opportunity only if threshold Bonus Plan EBITDA (defined on page 39) was achieved. The Committee retained the discretion to deduct from awards earned for any reason.

Long-Term Incentive Opportunities (PGS. 47-50)
For the 2021-2023 long-term incentive performance period, all of our NEOs voluntarily reduced their target long-term incentive opportunities by 10% from the levels approved by the Committee. Accordingly, the target long-term incentive opportunities for this period (expressed as a percentage of base salary) were 270% for Mr. Merrill, 135% for Mr. Goldberg and 157.5% for Mr. Belknap. These reduced opportunities were applied against initial fiscal 2021 base salaries that had also been reduced by 10% due to the COVID-19 pandemic. Additionally, based on recommendations from Pearl Meyer (the Committee's independent consultant), and in an effort to help manage equity plan share usage while continuing to tie the majority (two-thirds) of long-term award opportunities to multi-year performance goals, the Committee utilized a three-component award mix consisting of a performance-based cash award, a performance-based stock award and a time-based restricted stock award, each equaling one-third of the total long-term incentive target award opportunity.
For the 2023-2025 long-term performance period, the target incentive award opportunities (expressed as a percentage of base salary) are 300% for Mr. Merrill, 175% for Mr. Goldberg and 175% for Mr. Belknap. These target opportunities are the same as those for the 2022-2024 long-term performance period. As with the award opportunities for the 2021-2023 and 2022-2024 performance periods, the Committee utilized a three-component award mix for this performance period, but adjusted the mix to 40% performance-based cash, 30% performance-based stock and 30% time-based restricted stock to help further manage equity plan share usage and dilution, while continuing to tie the majority of target award opportunities to multi-year goals.
For each of these long-term incentive performance periods, the Committee continued to include a relative total shareholder return (TSR) modifier to NEO performance-based awards, which could result in an adjustment to any earned awards. For the 2021-2023 performance period, this TSR adjustment could result in adjustment to earned awards of up to +/- 20%. For the 2023-2025 performance period, the potential TSR adjustment was increased to +/- 30% to further strengthen alignment with shareholder interests.
COMPENSATION OUTCOMES (PGS. 46 and 49-50)
Compensation outcomes from performance incentives were well-aligned with Company and management team performance during fiscal 2023. Based on actual vs. planned outcomes for the financial and operational performance factors, our NEOs earned 93% of target short-term incentive award opportunities, representing approximately a 47% decrease in short-term incentive award payout year-over-year. As described more fully in Compensation Discussion and

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Analysis, the large majority (70%) of short-term incentive award opportunities for our NEOs were tied to Bonus Plan EBITDA, and actual results for this metric exceeded the threshold achievement, but slightly below target achievement level.
For the 2021-2023 long-term incentive performance period, results for one of the three performance metrics were above the superior performance levels, while the results for the other two performance metrics were above threshold, but slightly below target, which yielded a total payout equal to 210% of the target award opportunity after applying a positive 20% TSR modifier — marking the first positive adjustment for the TSR modifier over the past six completed performance share cycles. The Company's percentile rank exceeded the 75th percentile. Metrics for this performance period included cumulative pre-tax income, return on assets and a metric directly linking the average Home Energy Rating System (HERS®) results for all homes closed by the Company during fiscal 2023, which were then collectively subject to the TSR modifier based on the Company's three-year relative TSR performance vs. the S&P Homebuilders Select Industry Index.
RATIFICATION OF
INDEPENDENT AUDITORS (PG. 23)
Although stockholder ratification is not required, the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2024 is being submitted for ratification at the annual meeting because the Board believes doing so is a good corporate governance practice. The Board recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent auditors.
APPROVAL OF
AMENDMENT TO AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN (PG. 26)

The Company is seeking approval of an amendment to our Amended and Restated 2014 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance under the Plan from 5,550,000 to 8,000,000, which will permit us to continue to offer this important incentive and retention program to our employees and directors, as well as further strengthen alignment with shareholder interests. The Board recommends a vote “FOR” this amendment to the Amended and Restated 2014 Long-Term Incentive Plan.

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TABLE OF

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2023 Business Highlights	38
Fiscal 2023 Compensation Highlights	40

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PROXY
STATEMENT
GENERAL

This proxy statement contains information about the 2024 annual meeting of stockholders of Beazer Homes USA, Inc. In this proxy statement, both “Beazer” and the “Company” refer to Beazer Homes USA, Inc. This proxy statement and the enclosed proxy card are being made available to you by the Company’s Board of Directors starting on or about December 21, 2023.
PURPOSE OF THE ANNUAL MEETING

At the Company’s annual meeting, stockholders will vote on the following matters:

●	Proposal 1: election of directors;

●	Proposal 2: ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;

●	Proposal 3: approval of an advisory vote on the compensation of the Company’s named executive officers;

●	Proposal 4: approval of an amendment to our Amended and Restated 2014 Long-Term Incentive Plan; and

●
Transaction of any other business that properly comes before the meeting or any adjournments or postponements thereof. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting.

WHO CAN VOTE

Only stockholders of record holding shares of Beazer common stock at the close of business on the record date, December 14, 2023, are entitled to receive notice of the annual meeting and to vote the shares of Beazer common stock they held on that date. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Beazer stockholder at 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.
As of December 14, 2023, there were 31,532,908 shares of Beazer common stock issued and outstanding. Holders of Beazer common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

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HOW TO VOTE

If your shares of Beazer common stock are held by a broker, bank or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. As further described below, if your shares are held in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, the entity holding your shares may vote them at its discretion on any “routine” matters; however, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the annual meeting is Proposal No. 2: ratification of appointment of Deloitee & Touche LLP as the Company’s independent auditors. All other matters to be acted upon at the annual meeting are “non-routine” matters. Accordingly, if you hold all or any portion of your shares in street name and you do not give your broker, bank or other nominee specific instructions on how to vote your shares, your shares will not be voted on any of the following “non-routine” matters:

●	Proposal 1: election of directors;
●	Proposal 3: approval of an advisory vote on the compensation of the Company’s named executive officers; and
●	Proposal 4: approval of an amendment to our Amended and Restated 2014 Long-Term Incentive Plan.
If you hold shares of Beazer common stock in your own name (as a “stockholder of record”), you may vote your shares:

over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials;
if you requested to receive printed proxy materials, by using the toll-free telephone number listed on the enclosed proxy card (specific directions for using the telephone voting system are included on the proxy card); or
if you requested to receive printed proxy materials, by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Whichever method you use, your shares of Beazer common stock will be voted as you direct. If you designate the proxies named in these proxy materials to vote on your behalf, but do not specify how to vote your shares, they will be voted:

●	FOR the election of the director nominees;
●	FOR the ratification of appointment of Deloitte & Touche LLP as the Company’s independent auditors;
●	FOR approval of the compensation of the Company’s named executive officers;
●	FOR approval of an amendment to our Amended and Restated 2014 Long-Term Incentive Plan; and
●	In accordance with the judgment of the persons designated or named as proxies on any other matter properly brought before the meeting or any adjournments or postponements of the annual meeting.

REVOKING A PROXY

You may revoke your proxy by submitting a new proxy with a later date by Internet, telephone or mail (if applicable), by voting at the meeting, or by filing a written revocation with Beazer’s corporate secretary. Your attendance at the annual meeting alone will not automatically revoke your proxy. If you vote in advance using one of the above methods, you may still attend and vote at the meeting.

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QUORUM

A majority of the shares of Beazer common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting the business of the annual meeting to be conducted. If your shares are present in person or by proxy, your shares will be part of the quorum.
VOTES NEEDED

Election of Directors
You may vote FOR or AGAINST any or all director nominees or you may ABSTAIN as to one or more director nominees. In order to be elected, the number of votes FOR a director must exceed the number of votes AGAINST such director. As set forth in our bylaws, only votes FOR or AGAINST the election of a director nominee will be counted. ABSTENTIONS and broker non-votes count for quorum purposes, but not for purposes of the election of directors. A vote to ABSTAIN is not treated as a vote FOR or AGAINST and will have no effect on the outcome of the vote.
Ratification of Appointment of Independent Auditors
You may vote FOR or AGAINST the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes are not applicable to this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter.
Approval of an Advisory Vote on the Compensation of Our Named Executive Officers
You may vote FOR or AGAINST the approval of the compensation of our named executive officers or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter. As an advisory vote, this proposal is not binding. However, our Board and Human Capital Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.
Approval of an Amendment to our Amended and Restated 2014 Long-Term Incentive Plan
You may vote FOR or AGAINST the approval of the amendment to our Amended and Restated 2014 Long-Term Incentive Plan or you may ABSTAIN. A majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote must be voted FOR approval of this matter in order for it to pass. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this matter will be counted as shares entitled to vote on the matter. Broker non-votes will not be counted as shares entitled to vote on this matter. A vote to ABSTAIN will have the effect of a vote AGAINST the matter
Other Business
The affirmative vote of a majority of the shares cast at the annual meeting is required for approval of any other business that may properly come before the meeting or any adjournments or postponements thereof. Only votes FOR or AGAINST approval of any other business will be counted. Abstentions and broker non-votes count for quorum purposes, but not for the voting on the approval of such other business.

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WHO COUNTS THE VOTES

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of the election.
EXPENSES OF SOLICITATION

Expenses incurred in connection with the solicitation of proxies will be paid by the Company. In addition, we have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies. We anticipate that the costs associated with this engagement will be approximately $20,000 plus costs and expenses incurred by MacKenzie. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs incurred in connection with this solicitation.

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ESG
ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We continue to view our ESG program as a key focus of our strategic planning and risk oversight responsibilities and a process of ongoing improvement. Accordingly, we look for ways to measure, monitor and reduce our carbon footprint and waste, equally and equitably employ and retain diverse talent across our organization and facilitate access to energy-efficient, lower cost of home ownership. As with all things we do, we pursue our ESG initiatives with a commitment to upholding our code of business ethics and our corporate governance principles.
In furtherance of these objectives, in November 2023, each of the Board’s committee charters, as well as the Company’s Corporate Governance Guidelines, were revised to enhance and clarify the Board’s approach to oversight of ESG matters by reallocating appropriate oversight responsibility to its committees for those specific ESG matters that align with their role and responsibilities.
This revised approach to oversight of ESG was guided by feedback received by our directors through our robust Board and committee annual self-evaluation process, as well as the evolving needs of our business, including a desire to allow the Board to focus on ESG risks and opportunities in the context of the Company’s longer-term business strategy. For more information, see “— Corporate Governance Overview" below.
ESG
ENVIRONMENTAL HIGHLIGHTS
CLIMATE CHANGE ADAPTATION AND RESOURCE EFFICIENCY

In 2023, we continued to expand upon our commitment to design and build energy-efficient homes to lessen the negative impacts on our environment and create durable and growing value for our customers. We work with industry-leading partners who value innovation and quality and embrace environmentally friendly processes and objectives. We also use advanced construction practices and materials designed to provide our customers with lower carbon producing, energy-efficient homes that have demonstrated high-performance and lower costs of ownership. Examples of our commitment to the environment include our approach to land acquisition, planning and development, our Zero Energy Ready commitment described below and our use of third-party programs such as the U.S. Department Of Energy's (DOE) Zero Energy Ready Home Program and the U.S. Environmental Protection Agency's (EPA) ENERGY STAR® and Indoor airPLUS programs.

In 2023, we received the 2023 ENERGY STAR Partner of the Year—Sustained Excellence Award from the EPA for the eighth consecutive year. As reported at www.energystar.gov, ENERGY STAR homes are at least 10% more efficient than homes built to code and achieve a 20% improvement on average.

Indoor airPLUS 2023 LEADER OF THE YEAR

EPA Indoor airPLUS

BEAZER HOMES

We incorporate a variety of energy-efficient and high-quality products into our homes that also reduce waste output, including those relating to air and water sealing. Since 2010, we have installed EPA-certified WaterSense fixtures in 100% of our homes to provide homeowners with increased water efficiency. More recently, we began designing and building homes in accordance with the EPA’s Indoor airPLUS specifications. In 2023, we became the first national homebuilder to receive the EPA's Indoor airPLUS Leader
Award. This annual award recognizes market-leading organizations who promote safer, healthier, and more comfortable indoor environments by participating with Indoor airPLUS and offering enhanced indoor air quality protections for new home buyers.

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ENERGY EFFICIENCY RATING

The Home Energy Rating System (HERS®) is the industry-leading home building scoring system developed by the Residential Energy Services Network (RESNET) for inspecting and calculating a home’s energy performance after construction is complete. The HERS methodology measures the energy efficiency of a home on an easy-to-understand scale: the lower the HERS Index Score, the more energy efficient the home and the more it reduces greenhouse gas (GHG) emissions over its lifetime.
Beazer Homes always reports its average HERS Index Scores as "gross" scores. A gross HERS Index Score is a more rigorous standard because it excludes the benefit of renewable energy technologies (for example, a solar-photovoltaic system). The average HERS Index Score for Beazer homes delivered in fiscal 2023 was 49. According to RESNET, a home with a HERS score of 50 is 50% more efficient than a standard new home and 80% more energy efficient than the HERS Reference Home (equivalent to a home built to the 2006 International Energy Conservation Code).
OUR ZERO ENERGY READY COMMITMENT

In December 2020, we became the first national homebuilder to publicly commit to ensuring that by the end of 2025 every home we build will meet the requirements of the DOE's Zero Energy Ready Home Program.
The DOE’s Zero Energy Ready Home program builds upon current HERS standards and the EPA’s ENERGY STAR program and incorporates other building science innovations and practices to achieve greater energy efficiency than a typical new home.

By the end of 2025, every home we build will meet the requirements of the DOE Zero Energy Ready program and have a gross HERS score of 45 or less. Building 100% of our homes as Zero Energy Ready will significantly reduce the amount of GHG emissions produced over the lifespan of our homes. In essence, a Zero Energy Ready home would be net zero energy if a properly sized renewable energy system were attached, generating as much energy as the home consumes. Our Zero Energy Ready commitment represents an entirely new level of quality, comfort and innovation for our customers.

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ESG
SOCIAL HIGHLIGHTS
EMPLOYEES

Health, Safety and Wellness
Our highest priority is the health, safety and well-being of our employees, which we believe is critical to our continued growth and success. We are guided by four principles that are non-negotiable: safety, integrity, respect and inclusion, and we strive to live up to these principles in all aspects of our operations, including life-work balance, career and personal development opportunities, our flexible time-off program and industry-leading parental leave policies.
We require extensive and ongoing training of our team members, including safety training pursuant to our safe practices manual. All field employees and new home counselors are required to complete the certified Occupational Safety and Health Administration (OSHA) 10-hour construction training course.
Our commitment to actively engaging with our team members is a key component of our culture. Over 96% of our employees completed our 2023 annual employee engagement survey, compared to 97% in 2022, and 87% of those employees, compared to 93% in 2022, responded favorably to the survey's core engagement questions, including if: 1) they would recommend Beazer as a great place to work; and 2) they believe Beazer's values match its culture.

In 2023, we were honored to earn the Top Workplaces USA award, as well as Top Workplaces recognition in 9 of the markets in which we operate. The Top Workplaces program, administered by Energage, celebrates organizations with 150 or more employees that have built great cultures. Over 42,000 organizations were invited to participate in the program, and winners were chosen based solely on employee feedback gathered through an anonymous survey.
Inclusion and Diversity
We are committed to building an inclusive culture in which everyone feels welcome, respected, safe and valued. By embracing diversity in all its forms, we will better serve our employees, customers, partners and communities. Our Human Capital Committee and senior leaders oversee our efforts to prioritize and improve the diversity, inclusion and belonging strategies, practices and programs within our organization. As we continue to progress in this area, we are reaching across all facets of our functional and operational areas, including recruitment, employee engagement, retention, employee development and training and promotions.
Beazer Homes is also committed to pay equity. We utilize a third-party to complete an annual pay parity audit to determine if there are pay disparities across gender or race. If audit results identify any outliers, we examine the circumstances and take corrective action as warranted.

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In fiscal 2023, 43.7% of our workforce was female, compared to 40.7% in fiscal 2022, and 26.0% of our workforce was racially/ethnically diverse, compared to 23.7% in fiscal 2022. While we are proud of the successes we have had in fostering gender and racial/ethnic diversity within our organization, we continue to work to increase the diversity of our teams across all levels of our company.

SAFETY DATA

0.36

Total recordable incident rate (TRIR) for direct employees

0

TRIR for contract employees

0

Total recordable fatality rate (TRFR) for direct employees

0

TRFR for contract employees

0

Total amount of monetary losses as a result of legal proceedings associated with environmental regulations

*External safety assessments are conducted by third-party safety consultants, who provide safety assessment audits at various construction sites in every division every month, as well as quarterly reviews of safety assessment metrics with division-level management team members.

CUSTOMERS

Our goal is to provide to our customers homes with extraordinary value at an affordable price. We focus on building efficient homes with quality, high-performing materials while making the construction and purchase process an enjoyable experience. We are committed to our customers receiving consistent and clear communication throughout their purchase and build process, including what is happening next, why it is done that way and how that process helps to provide a quality-built home for them.
In order to ensure that we are living up to our customers' expectations, we conduct a number of internal surveys during our customers' buying process and during their first year of home ownership. We have also enrolled in the TrustBuilder® program to conduct independent third-party surveys of our buyers. TrustBuilder contacts 100% of our customers that do not opt out of the process, and 100% of all survey participants are verified. In 2023, we maintained our positive TrustBuilder ratings and saw an increase in customer ratings from 4.5 to 4.6 stars, as well as an increase in our customer recommendation rate from 91% to 95%. You can view all of our TrustBuilder scores and reviews at www.newhomesource.com.

4.6 out of 5 stars in FY23

We are one of the top-rated national builders on TrustBuilder.

93% Customer Satisfaction

In FY23, we achieved an overall customer satisfaction rating of 93%.

95% Customer Recommendation Rate

In FY23, 95% of our customers would recommend us to a friend.

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We believe our principles-based approach to engagement with all of our stakeholders is critical to creating durable and increasing value. We are proud to have been included in Newsweek's list of America's Most Trusted Companies for the second consecutive year. Approximately 25,000 U.S. residents were surveyed to compile the list, and three primary pillars of trust were considered: customer trust, investor trust and employee trust.
COMMUNITIES

Across our Company, Beazer team members are committed to supporting causes that make a difference. From local service activities to Company-wide initiatives, giving back is a central element of our culture, championed by passionate employees and embraced by customers and partners who share our commitment to have a positive impact on the communities we serve.

In 2020, we announced the creation of a new, wholly-owned title insurance agency, Charity Title. Charity Title donates 100% of its net profits to the Beazer Charity Foundation, our company’s philanthropic arm, which provides donations to national and local nonprofits. In 2023, Charity Title donated $2.5 million, compared to $1.5 million in 2022, to the Beazer Charity Foundation for grants to various charitable organizations that work for the benefit of those in need in the communities in which our customers and employees live and work and beyond. In fiscal 2023, the Beazer Foundation provided grants to over 40 local and national charitable organizations, including The Fisher House Foundation. Fisher House provides comfort homes where military and veteran families can stay free of charge while a loved one is being treated in a hospital. In fiscal 2023, our Foundation, our employees, directors and trade partners donated over $1 million to Fisher House.

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ESG
CORPORATE GOVERNANCE OVERVIEW
DIRECTOR INDEPENDENCE

Our Board of Directors has evaluated all business and charitable relationships between the Company and the Company’s directors during fiscal 2023 as required by the Company’s Corporate Governance Guidelines. As a result of this evaluation, the Board has determined that each non-employee director (each director other than Mr. Merrill) is an “independent director” as defined by the standards for director independence established by applicable laws, rules and listing standards including the standards for independent directors established by The New York Stock Exchange (NYSE) and the Securities and Exchange Commission (SEC). The Company’s Corporate Governance Guidelines are available on the Company’s website at beazer.com.
The Corporate Governance Guidelines require that non-employee directors meet in executive session as part of each regularly scheduled meeting of the Board. These executive sessions are called and chaired by our Lead Director. Under our Corporate Governance Guidelines, the Lead Director is an independent director who is elected by the affirmative vote of a majority of the independent directors. In addition to chairing executive sessions of the independent directors, the Lead Director discusses with the other independent directors management’s proposed meeting agendas for meetings of the Board and reviews approved meeting agendas with our Chief Executive Officer, leads the discussion with our Chief Executive Officer following the independent directors' executive sessions and leads periodic discussions with other directors and management concerning the Board's information needs.
BOARD LEADERSHIP STRUCTURE AND GOVERNANCE PRACTICES

Board Leadership Structure
Our Board regularly reviews all aspects of its governance profile, including its leadership structure. As part of this review, our Board has determined that a combined CEO-Chairman coupled with an empowered and independent Lead Director is the most appropriate corporate governance structure for the Company and its stockholders at this time.
Mr. Merrill was appointed as Chairman and continues to serve as Chairman because of his leadership skills, experience in and knowledge of the homebuilding sector — including his leadership and experience as former Chair of the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and as former Chair of the Leading Builders of America, an industry trade association, and his service as a member of the Freddie Mac Board of Directors. In addition, the Board recognized Mr. Merrill’s exemplary tenure at the Company — which now includes more than 16 years of service, including over 12 years as President and CEO. The Board believes that Mr. Merrill’s continued leadership best positions the Company to achieve its long-term strategic objectives.
The independent directors of the Board appointed Ms. Provencio as Lead Director because she possesses the experience, qualities and skills necessary for the role, including high personal integrity and a readiness to challenge management when appropriate, drawing on more than 30 years of experience in the public accounting field and 14 years of service to the Board. Our Board believes Ms. Provencio is highly qualified to discharge responsibilities that are consistent with the duties of an independent Lead Director, including presiding at all meetings of independent directors, consulting on all meeting schedules and agendas, being available for direct consultation with the Company’s stockholders, and assisting with the Board’s thorough CEO evaluations, Board evaluations and succession planning activities. For more information on the role and responsibilities of our Lead Director, see Exhibit A (“Lead Director Role and Responsibilities”) to our Corporate Governance Guidelines, which are available on the Company’s website at beazer.com.

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Our Board believes that its leadership structure, together with the Company’s already strong corporate governance practices, creates a productive relationship between the Board and management, including strong independent oversight. Our Board will continue to review its leadership structure regularly.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide a majority voting standard for the election of directors in uncontested elections. Director nominees will be elected if the votes cast for such nominee exceed the number of votes cast against such nominee. In the event that (i) a stockholder proposes a nominee to compete with nominees selected by our Board, and the stockholder does not withdraw the nomination prior to our mailing the notice of the stockholders meeting, or (ii) one or more directors are nominated by a stockholder pursuant to a solicitation of written consents, then directors will be elected by a plurality vote.
The Corporate Governance Guidelines provide that our Board will only nominate candidates who tender their irrevocable resignations, which are effective upon (i) the candidate not receiving the required vote at the next annual meeting at which they face reelection and (ii) our Board accepting the candidate’s resignation. In the event that any director does not receive a majority vote, then pursuant to our Corporate Governance Guidelines, the Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit its recommendation to the Board. In deciding whether to accept a director’s resignation, the Board and the Governance Committee may consider any factors that they deem relevant. Our Corporate Governance Guidelines also provide that the director whose resignation is under consideration will abstain from the deliberation process. All candidates standing for reelection at the annual meeting have tendered such resignations.
Risk Oversight
Effective risk oversight is a priority for our Board. The goal of the Company’s risk management process is to understand and manage key strategic and operational risks, identified as having a material impact on the Company, in accordance with the Board’s tolerance for risk. The entire Board oversees and engages with senior executives with respect to overall ESG oversight, including in regards to the Company’s ESG strategy, risks and opportunities, and objectives and commitment progress, as well as crisis management and response. Each of the Board’s committees report up to the Board on the risk categories they oversee, as more fully described below.

Our Board has delegated primary responsibility for overseeing our risk management process to the Audit Committee. The Audit Committee oversees our risk identification and mitigation processes and specifically oversees management of our financial, legal and fraud policies, as well as our regulatory compliance and cybersecurity risks, and ESG reporting and supply chain matters. This includes regular evaluation of risks related to the Company’s financial statements, including internal controls over financial reporting. Members of management, including our Chief Financial Officer, General Counsel, Compliance Officer and Director of Internal Audit, report to the Audit Committee on a quarterly basis regarding on-going risk management activities. In addition, the Audit Committee and the full Board receive regular reports from our Chief Information Officer and Chief Information Security Officer, as well as other members of senior management regarding their assessment of cybersecurity and related risks to the Company, as well as ongoing cybersecurity initiatives. The Audit Committee also oversees the internal audit function and our independent auditors and meets on at least a quarterly basis with our Compliance Officer, Director of Internal Audit and representatives of our independent auditors as part of this oversight responsibility.

Our Human Capital Committee periodically reviews our compensation philosophy and program designs to help ensure that our compensation programs, including those applicable to our executives, do not encourage inappropriate risk taking that could have a materially adverse impact on the Company. The Human Capital Committee works with its independent compensation consultant, Pearl Meyer, to structure executive compensation plans that are appropriately aligned with key financial, operational and strategic objectives, company performance and stockholder interests. The Human Capital Committee is also responsible for oversight of risks relating to the Company’s human capital strategies, programs and practices. For more information on risk considerations in our compensation programs, please see “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Risk Considerations in Our Compensation Programs” below.

Our Finance and Development Committee oversees risks relating to liquidity, capital structure, investments and resource allocation, including land acquisition and development and community and product sustainability. The Finance and Development Committee, as well as the Board as a whole, reviews our long-term strategic plans, annual budget, capital

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commitments, cash needs and funding plans. Management is responsible for identifying and managing these risks, while directors provide oversight to management in this process.

Our Governance Committee oversees risks relating to governance matters, including the Company’s overall approach to, and prioritization of, ESG matters and corporate responsibility. The Governance Committee also oversees our ethics program, including implementation of our Code of Business Conduct and Ethics, and compliance by directors and management with the corporate governance and ethics standards of the Company. Additionally, the Governance Committee, among other things, is responsible for the identification of director candidates, recommending director nominees to the full Board, the training and orientation of directors, recommending to the full Board the appropriate size and composition of the Board and each of its committees.
STANDING COMMITTEES AND
MEETINGS OF THE BOARD OF DIRECTORS

The four standing committees of the Board are the Audit Committee, Governance Committee, Human Capital Committee and Finance and Development Committee. The table below indicates the committee memberships of each of our directors during fiscal 2023 and the number of scheduled Board and committee meetings held during the year. Each of our directors attended at least 92% of the regularly scheduled Board and committee meetings during the period they were on the board, with seven of eight attending 100% of such meetings. Actions taken by these committees are reported to the Board of Directors at the next Board meeting. Although the Company does not have a formal policy regarding attendance by our directors at the annual meeting of stockholders, all of our directors are expected to attend each annual meeting of stockholders and all directors attended the Company’s 2023 annual meeting of stockholders held on February 9, 2023.

	BOARD	AUDIT	HUMAN CAPITAL	GOVERNANCE	FINANCE AND DEVELOPMENT
Elizabeth S. Acton	●	●			●
Lloyd E. Johnson	●	●	●
Allan P. Merrill	●
Peter M. Orser	●		●		●
Norma A. Provencio*	●		●	●
Danny R. Shepherd	●	●		●
David J. Spitz	●		●	●
C. Christian Winkle	●	●			●
Number of Meetings in 2023	4	6	4	3	6
●Chair
* Lead Director

As previously noted, in November 2023, each of the Board’s committee charters, as well as the Company’s Corporate Governance Guidelines, were revised to enhance and clarify the Board’s approach to oversight of ESG matters by reallocating appropriate oversight responsibility to its committees for those specific ESG matters that align with their current responsibilities. These new ESG-related oversight responsibilities are included in the sections discussing the oversight responsibilities of our committees below.

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AUDIT COMMITTEE

Our Audit Committee assists the Board in its oversight responsibility relating to:

●	The integrity of the Company’s consolidated financial statements, accounting and financial reporting processes, and systems of internal controls over accounting and financial reporting;
●	The Company’s compliance with legal and regulatory requirements;
●	The independent auditor’s qualifications, independence and performance, including sole authority for appointment, compensation, oversight, evaluation and termination;
●	The performance of the Company’s internal audit function;
●	The Company's risk management and assessment approach;
●	The report of the Audit Committee required by the rules of the SEC, as included in this proxy statement;
●	The review and prior approval of any related party transactions and conflicts of interest; and
●	The fulfillment of the other responsibilities set out in its charter.
In accordance with its revised charter, the Audit Committee is also responsible for oversight of the quality, reliability and integrity of the Company's ESG reporting, as well as the Company's supply chain corporate responsibility.
Our Board has determined that all members of the Audit Committee are “financially literate” under NYSE rules and also qualify as financial experts, as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (Securities Act). Our Board also has reviewed the composition of the Audit Committee pursuant to the rules of the SEC and NYSE governing audit committees and confirmed that all members of the Audit Committee are independent under such rules.
GOVERNANCE COMMITTEE

As described further below, the duties of our Governance Committee include recommending to the Board the slate of director nominees submitted to stockholders for election at each annual meeting and proposing qualified candidates to fill vacancies on the Board. The Governance Committee is also responsible for developing corporate governance principles for the Company and overseeing the evaluation of the Board of Directors.
In accordance with its revised charter, the Governance Committee is also responsible for oversight of the Company’s overall approach to ESG matters, corporate responsibility, public policy and political activities.
The Governance Committee considers director nominee recommendations from executive officers of the Company, independent members of the Board and stockholders of the Company, as well as recommendations from other interested parties. The Governance Committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by the Company’s corporate secretary (at the address for submitting stockholder proposals and nominations set forth under the heading “Procedures Regarding Director Candidates Recommended by Stockholders” below) are forwarded to the Governance Committee for consideration.
Our Board has reviewed the composition of the Governance Committee pursuant to the rules of the NYSE governing nominating and governance committees and confirmed that all members of the Governance Committee are “independent” under such rules.

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HUMAN CAPITAL COMMITTEE

Our Human Capital Committee reviews the Company’s management resources and structure and administers the Company’s cash- and stock-based compensation programs for directors and management, which includes our NEOs.
In accordance with its revised charter, the Human Capital Committee is also responsible for oversight of the Company’s management of human capital matters, including diversity, inclusion and belonging, culture and employee engagement, growth and development and pay equity.

Our Board has reviewed the composition of the Human Capital Committee pursuant to the rules of the NYSE governing compensation committees and confirmed that all members of the Human Capital Committee are “independent” under such rules.
FINANCE AND DEVELOPMENT COMMITTEE

Our Finance and Development Committee provides assistance to the Board by reviewing from time to time matters concerning corporate finance, including equity and debt financings, acquisitions and divestitures, share and debt repurchases and dividend policy.

In accordance with its revised charter, the Finance and Development Committee is also responsible for oversight of the Company’s strategy and objectives with respect to land development, including as it relates to the environmental impact of land development efforts and community and product sustainability matters, and effectiveness of the Company’s allocation and utilization of capital resources.
COMMITTEE CHARTERS AND OTHER INFORMATION

Interested parties may access electronic copies of the charters of our Audit Committee, Governance Committee, Human Capital Committee and Finance and Development Committee at beazer.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which meet the requirements of a code of ethics under applicable SEC regulations and NYSE standards, are also available on the Company’s website. Printed copies of any of these documents may be requested by writing to the Company’s corporate secretary at 2002 Summit Boulevard, 15th Floor, Atlanta, Georgia 30319.
DIRECTOR, BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a robust and thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Governance Committee oversees the evaluation process, which includes personal interviews with each director during which the performance of individual directors, the full Board and the committees of the Board are assessed. Areas of improvement are also solicited during these interviews. These assessments are then reviewed and shared with the full Board during executive session.

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DIRECTOR QUALIFICATIONS

Pursuant to our Corporate Governance Guidelines, the Governance Committee is directed to work with our Board on an annual basis to determine the appropriate qualifications, skills and experience for each director and for our Board as a whole. In evaluating these characteristics, the Governance Committee and our Board take into account many factors, including the individual director’s general understanding of our business on an operational level, as well as his or her professional background and willingness to devote sufficient time to Board duties. Additionally, while the Board may grant exceptions, as a general policy, directors do not typically stand for reelection at or after the age of 74.
Our Board considers diversity of race, ethnicity, gender, age and professional accomplishments in evaluating director candidates. Each individual is evaluated in the context of our Board as a whole, with the objective of recommending a group of nominees that can best promote the success of our business and represent stockholder interests through the exercise of sound judgment based on diversity of experience and background.
When identifying potential director candidates — whether to replace a director who is retiring or has resigned, or to expand the Board to gain additional capabilities — the Governance Committee, in consultation with the full Board, determines the skills, experience and other characteristics that a potential candidate should possess in light of the composition and needs of the Board and its committees. The Governance Committee also considers whether or not the candidate would be considered independent under the applicable NYSE and SEC governance standards.
PROCEDURES REGARDING DIRECTOR CANDIDATES
RECOMMENDED BY STOCKHOLDERS

The Governance Committee will consider Board candidates recommended by our stockholders. If the Governance Committee determines to nominate a stockholder-recommended candidate, then that nominee’s name will be included in the proxy statement for our next annual meeting. Stockholder recommendations must be addressed to: Beazer Homes USA, Inc., Attention: Chair, Governance Committee, 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319.
Our stockholders also have the right under our Bylaws to directly nominate director candidates at an annual meeting by following the procedures outlined in our Bylaws. Our Governance Committee evaluates candidates recommended by stockholders in the same manner it evaluates director candidates identified by the Committee.
REPORTING OF CONCERNS TO INDEPENDENT DIRECTORS

Any concerns about the Company may be communicated directly to our independent directors. We maintain an ethics hotline (at 1-866-457-9346) that individuals may call to report any concerns to Global Compliance, a third-party service provider that administers our ethics hotline. Individuals may report their concerns anonymously, should they wish to do so. Written communications may be mailed to the Company’s corporate secretary at 2002 Summit Boulevard NE, 15th Floor, Atlanta, GA 30319, and the corporate secretary will forward such communications to our independent directors.

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PROPOSAL 1 —
ELECTION OF DIRECTORS
GENERAL

As part of the Company's Board succession plan, two directors, Elizabeth Acton and David Spitz, are retiring from the Board and not standing for reelection at the annual meeting. We would like to take this opportunity to thank Ms. Acton and Mr. Spitz for their leadership, many contributions and years of service on behalf of the Company, its Board and our stockholders.

In connection with Ms. Acton's and Mr. Spitz's retirement from the Board, June Sauvaget and Alyssa Steele were appointed to the Board, effective January 1, 2024, and are standing for election at the annual meeting. The average tenure of our director nominees is now 5.9 years compared to 10.4 years in 2018, and the average age of our director nominees is 60. This succession plan also resulted in enhanced diversity of the Board, as 37.5% of our nominees are racially/ethnically diverse and 37.5% are women, including our Lead Director.
Each of the nominees listed below has been nominated as a director to serve a term of one year and until his or her respective successor has been qualified and elected. While our Board of Directors does not believe that it should limit the number of terms served by directors, the Board periodically evaluates the appropriate size for our Board and will set the number of directors in accordance with our Bylaws and based on recommendations of the Governance Committee. Additionally, while the Board may grant exceptions, as a general policy, directors do not typically stand for reelection at or after the age of 74.
In the event any nominee is not available as a candidate for director, votes will be cast pursuant to authority granted by the proxy for such other candidate or candidates as may be recommended by the Governance Committee and subsequently nominated by our Board of Directors. Our Board has no reason to believe that any of the following nominees will be unable or unwilling to serve as a director, if elected.

NOMINEES
The biographical information appearing below with respect to each nominee has been furnished to us by the nominee:

LLOYD E. JOHNSON
Age: 69
Director Since: 2021
Board Committees: Audit (Chair), Human Capital
Public Company Directorships: Apogee Enterprises, Inc., Haemonetics Corp., VSE Corporation
Mr. Johnson served as Global Managing Director, Finance and Internal Audit, for Accenture Corporation from 2004 to 2015. At Accenture, he was responsible for leading the global consulting company’s corporate audit organization and providing guidance and counsel in finance and strategic planning. Prior to joining Accenture, Mr. Johnson was an Executive Director of M&A and General Auditor at Delphi Automotive and was Corporate Vice

President, Finance and Chief Audit Executive at Emerson Electric Corporation. Mr. Johnson began his career at Coopers & Lybrand, which is now part of PwC. Mr. Johnson currently serves on the boards of Apogee Enterprises, Haemonetics Corporation, VSE Corporation and AARP.
Mr. Johnson received a Bachelor of Science in Business Administration degree in accounting and a Master of Accountancy degree with a major in accounting from the University of South Carolina and his Master of Business Administration from Duke University.

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Mr. Johnson has over 40 years of significant financial management expertise as well as experience as a finance executive for two public companies and experience in the public accounting field. We believe Mr. Johnson’s finance and accounting expertise is valuable to the Company in many respects, including with respect to assessment of our capital structure and financial strategy, as well as accounting expertise.

ALLAN P. MERRILL
Age: 57
Director Since: 2011
Public Company Directorship: Federal Home Loan Mortgage Corporation (Freddie Mac)
Mr. Merrill joined the Company in May 2007 as Executive Vice President and Chief Financial Officer. He was named President and Chief Executive Officer in June 2011 and elected Chairman in November 2019. Prior to joining the Company, Mr. Merrill worked in both investment banking and online real estate marketing. While working for UBS and its predecessor firm Dillon, Read & Co. (from 1987 to 2000), Mr. Merrill ultimately served as co-head of the Global Resources Group, overseeing relationships with construction and building materials companies around the world, including advising Beazer Homes on its 1994 initial public offering and several major acquisitions. Immediately prior to joining Beazer, Mr. Merrill was with Move, Inc. where he served as Executive Vice President of Corporate Development and Strategy after joining the firm as its first President of Homebuilder.com.
Mr. Merrill is also involved in several housing industry organizations. He was elected to the Board of Directors of Freddie Mac (Federal Home Loan Mortgage Corporation) in September 2020 and recently completed a four-year term as Chairman of Leading Builders of America, a trade organization of the country’s largest public and private homebuilders. He also serves on the Policy Advisory Board of the Joint Center for Housing Studies at Harvard University and on the board of privately held Builder Homesite Inc. He is a graduate of the University of Pennsylvania’s Wharton School with a Bachelor of Science degree in Economics.
We believe Mr. Merrill’s experience in and knowledge of the homebuilding sector, gained primarily through finance, capital markets and strategic development roles over more than 25 years, is particularly valuable to the Company as it seeks to achieve its financial and operational goals.

PETER M. ORSER
Age: 67
Director Since: 2016
Board Committees: Human Capital, Finance and Development
Mr. Orser served as President and Chief Executive Officer of the Weyerhaeuser Real Estate Company, a subsidiary of Weyerhaeuser Company, where he oversaw five different homebuilding operations across the United States, from 2010 to 2014. In July 2014, under his leadership, Weyerhaeuser completed the successful sale of the company. Prior to that, Mr. Orser spent almost 25 years in various positions at Quadrant Homes, a leading homebuilder in the state of Washington and a subsidiary of Weyerhaeuser, including serving as President from 2003 to 2010. Mr. Orser is active in a number of civic organizations, including organizations focused on advancing housing in his community. Mr. Orser holds a Bachelor of Science degree from the University of Puget Sound and a Master of Urban Planning from the University of Washington.
Mr. Orser’s experience in the homebuilding industry provides significant operational and safety expertise to the Company. We believe his understanding of our industry, as well as his management experience gained over the course of his career, is valuable to the Company.

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NORMA A. PROVENCIO
Age: 66
Director Since: 2009
Board Committees: Human Capital, Governance
Ms. Provencio was named Lead Director in November 2019. Ms. Provencio is President and owner of Provencio Advisory Services Inc., a healthcare financial and operational consulting firm. Prior to forming Provencio Advisory Services in October 2003, she was the Partner-in-Charge of KPMG’s Pacific Southwest Healthcare Practice since May 2002. From 1979 to 2002, she was with Arthur Andersen, serving as that firm’s Partner-in-Charge of the Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest. Ms. Provencio received her Bachelor of Science in Accounting from Loyola Marymount

University. She is a certified public accountant and also completed her service as a member of the Board of Trustees of Loyola Marymount University in May 2023.
Ms. Provencio has over 30 years’ experience in the public accounting field. We believe her in-depth understanding of accounting rules and financial reporting regulations to be valuable to the Company’s commitment and efforts to comply with regulatory requirements.

JUNE SAUVAGET
Age: 45
Director Since: 2024
Ms. Sauvaget was appointed to the Board effective January 1, 2024. She most recently served as Executive Vice President, Sales and Chief Marketing Officer of SunPower Corporation, a leading residential solar, storage and energy services provider in North America, from December 2021 to June 2023. Before her tenure at SunPower, she served as Chief Marketing Officer of Brex Inc., a financial service and technology company that offers business credit cards and cash management accounts to technology companies, from October 2020 to November 2021, after serving in multiple advertising and marketing leadership roles at Spotify from June 2016 to September 2020 and GAP Inc. from August 2013 to May 2016. Ms. Sauvaget received a Bachelor of Science in Business Administration from San Francisco State University.
Ms. Sauvaget has over 20 years of extensive advertising, marketing and leadership experience that we believe will be valuable to the Company's growth and marketing initiatives.

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DANNY R. SHEPHERD
Age: 72
Director Since: 2016
Board Committees: Audit, Governance (Chair)
Prior to his retirement in 2015, Mr. Shepherd was Vice Chairman (from 2014 to 2015) and served as Senior Vice President, Executive Vice President and Chief Operating Officer (from 2001 to 2014) of Vulcan Materials Company, a producer of construction aggregates. From 2016 to 2021, Mr. Shepherd served on the board of directors of GCP Applied Technologies.
Mr. Shepherd received his Bachelor of Science degree from the Georgia Institute of Technology.

Mr. Shepherd has significant experience in the building materials industry, and he has over 40 years of public company experience. He served in various management roles over the course of his career, including 13 years as an executive of a large producer of construction aggregates. We believe his in-depth understanding of our industry, as well as his management and operational experience, provides value to the Company.

ALYSSA P. STEELE
Age: 43
Director Since: 2024
Ms. Steele was appointed to the Board effective January 1, 2024. Ms. Steele has served as the Chief Executive Officer of Rugs USA, an e-commerce industry leader in rugs and home décor products, since December 2022. She previously served in multiple leadership positions at HD Supply, a wholly owned subsidiary of The Home Depot and one of the largest industrial distributors in North America within the maintenance, repair and operations sectors, including as Chief Merchandising Officer and Chief Commercial Officer from November 2018 through November 2022. Prior to that, Ms. Steele served in multiple e-commerce and retail leadership roles with EBAY from August 2015 to November 2018 and The Home Depot from 2007 to 2015. Ms. Steele earned her Bachelor of Arts in French from Presbyterian College, a Master of International Management from IAE, Paris and a Master of Business Administration from Georgia State University.
Ms. Steele has over 15 years of leadership experience in retail and e-commerce, as well as more than a decade in the building supply industry. We believe that this combination of experience, leadership and skills will provide value to the Company.

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C. CHRISTIAN WINKLE
Age: 60
Director Since: 2019
Board Committees: Audit, Finance and Development (Chair)
Mr. Winkle served as the chief executive officer and a member of the board of directors of Sunrise Senior Living, which operates senior living communities in the United States, Canada and the United Kingdom, including Gracewell Healthcare communities, from September 2014 to January 2021. He was chief executive officer of MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States from November 2005 to August 2013. He served as president and chief executive officer of Mariner Health Care, Inc., which operated skilled nursing facilities, assisted living and long-term acute care hospitals from January 1999 to July 2004. Mr. Winkle was the chief operating officer of Integrated Health Services, where he helped pioneer the sub-acute care sector and was responsible for all facility and ancillary service operations. He is a member of Argentum and American Seniors Housing Association (ASHA) boards. Mr. Winkle received his Bachelor of Science degree from Case Western Reserve University.
Mr. Winkle's broad management experience and his specific expertise in serving the important aging adults demographic provides value to the Company.

RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

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NON-EMPLOYEE
DIRECTOR COMPENSATION
SUMMARY OF 2023 NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee directors receive annual cash retainers for Board and committee service and an annual restricted stock award that vests one year from the date of grant. They also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings, but they do not receive fees for meeting attendance.
To reward our directors’ efforts and contributions, the Human Capital Committee seeks to position non-employee director compensation at or near the 50th percentile of industry peers, with a meaningful emphasis on equity-based awards to align their interests with stockholders. With the assistance of its independent advisor, the Human Capital Committee periodically reviews our non-employee director compensation program to ensure it is sufficiently competitive vs. industry peers to facilitate the attraction and retention of highly experienced and qualified board members. The peer group includes the same companies used in senior executive benchmarking, as listed on page 43.
NON-EMPLOYEE DIRECTOR CASH COMPENSATION

For fiscal 2023, each non-employee director's cash retainer was $75,000. In addition, annual cash retainers for Board committee service were paid to the non-employee directors as applicable, equal to $28,500 for our Audit Committee chair, $20,000 for each of our other committee chairs, $14,250 for non-Chair service on the Audit Committee and $10,000 for non-Chair service on all other committees. The yearly retainer for the Audit Committee chair was paid on a proportional basis to Messrs. Sheppard and Johnson based on the number of days each served as chair during fiscal 2023. The yearly retainer for the Governance Committee chair was paid in the same manner to Ms. Provencio and Mr. Shepherd. Ms. Provencio received an additional annual cash retainer of $37,500 for her service as Lead Director.
ANNUAL EQUITY GRANT

Non-employee directors are eligible to receive grants of equity-based awards under the Company’s long-term incentive plans at the discretion of our Human Capital Committee. Our Human Capital Committee’s rationale for equity grants to non-employee directors is similar to that for our NEOs; namely, to align their interests with those of stockholders. The amount of the non-employee director grant is determined in consultation with Pearl Meyer. For fiscal 2023, all non-employee directors received an equity grant with the number of shares calculated by dividing $155,000 by the average daily closing price of a share of common stock for the 30 consecutive trading days on the NYSE ending on November 14, 2022, rounded down to the nearest whole number.

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Except as described above, our non-employee directors did not receive any other compensation from the Company for services rendered as a director during fiscal 2023. Non-employee directors are subject to stock ownership and holding requirements as further described under “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Stock Ownership and Holding Requirements” below.
DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation of each non-employee director in fiscal 2023.

NAME	FEES EARNED OR PAID IN CASH($)	STOCK AWARDS($)(1)	TOTAL($)
Elizabeth S. Acton	99,250	170,597	269,847
Lloyd E. Johnson	108,406	170,597	279,003
Peter M. Orser	105,000	170,597	275,597
Norma A. Provencio	136,075	170,597	306,672
Danny R. Shepherd	110,769	170,597	281,366
David J. Spitz	115,000	170,597	285,597
C. Christian Winkle	109,250	170,597	279,847

Represents the aggregate grant date fair value of awards determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the non-employee directors. Further information regarding the valuation of stock awards can be found in Notes 2 and 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. In fiscal 2023, Ms. Acton, Ms. Provencio and Messrs. Johnson, Orser, Shepherd, Spitz and Winkle were each granted 14,181 shares of restricted stock. Each award vests on the one-year anniversary of its grant date.

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PROPOSAL 2 —
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected the firm of Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, Deloitte & Touche), to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2024. Deloitte & Touche has served as our accounting firm since 1996. The services provided to the Company by Deloitte & Touche for the last two fiscal years are described under the caption “Principal Accountant Fees and Services” below. Stockholder approval of the appointment is not required; however, our Board of Directors believes that obtaining stockholder ratification of the appointment is a sound governance practice.
Representatives of Deloitte & Touche will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
For the fiscal years ended September 30, 2023 and 2022, the following professional services were performed by Deloitte & Touche:
Audit Fees: The aggregate audit fees billed for the fiscal years ended September 30, 2023 and 2022 were $1,115,755 and $1,105,134, respectively. Audit fees consisted of fees associated with the audit of our annual financial statements and internal control over financial reporting, reviews of the financial statements included in our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
Audit-Related Fees: The aggregate fees billed for audit-related services for the fiscal years ended September 30, 2023 and 2022 were $37,790 and $34,000, respectively. These fees related to assurance and related services performed by Deloitte & Touche that are reasonably related to the performance of the audit or review of our financial statements. These services included employee benefit and compensation plan audits.
Tax Fees: No fees for tax services were billed by or paid to Deloitte & Touche in either fiscal year 2023 or fiscal year 2022.
All Other Fees: No other fees were billed by or paid to Deloitte & Touche in either fiscal year 2023 or fiscal year 2022.
Our Audit Committee annually approves each year’s engagement for audit services in advance. Our Audit Committee has also established complementary procedures to require pre-approval of all permitted non-audit services provided by our independent auditors.
RECOMMENDATION

The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.

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REPORT OF THE
AUDIT COMMITTEE
The Audit Committee meets the definition of an audit committee as set forth in Section 3(a)(58)(A) of the Exchange Act and operates under a written charter adopted by our Board of Directors. Each member of the Audit Committee is independent and financially literate in the judgment of the Board of Directors and as required by the Sarbanes-Oxley Act and applicable SEC and NYSE rules. The Board of Directors has also determined that Ms. Acton and Messrs. Johnson, Shepherd and Winkle qualify as “audit committee financial experts,” as defined under SEC regulations.
Management is responsible for our internal controls and the financial reporting process. Deloitte & Touche, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes and critical audit matters, as described in the Audit Committee Charter.
The Audit Committee reviewed and discussed with management the Company’s audited financial statements and critical audit matters as of and for the fiscal year ended September 30, 2023. The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee has also received the written communications from Deloitte & Touche required by the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche their independence. The Audit Committee has considered whether the provision of any non-audit services described above by Deloitte & Touche is compatible with maintaining their independence and has concluded that the provision of these services does not compromise such independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC.

LLOYD E. JOHNSON (CHAIR)
ELIZABETH S. ACTON
DANNY R. SHEPHERD
C. CHRISTIAN WINKLE
The Members of the Audit Committee

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PROPOSAL 3 –
ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its stockholders to cast an advisory vote to approve the compensation of the Company’s named executive officers (NEOs), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as “Say On Pay”, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
As described in detail in the section of this proxy statement titled “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate and retain our executive officers (including our NEOs), who are critical to our success. At the same time, our Human Capital Committee is committed to ensuring that our executive compensation program reinforces key financial, operational and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay with performance without encouraging inappropriate risk taking. Accordingly, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals in support of long-term value creation. Please read the section of this proxy statement titled “Compensation Discussion and Analysis,” and the Executive Compensation tables that follow it, for additional details about our executive compensation programs.
We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging 86% over the last five years. The Board and the Human Capital Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At last year's annual meeting of stockholders, approximately 85% of our shares present in person or represented by proxy voted for approval of our fiscal 2022 executive compensation programs.
At our 2023 annual meeting of stockholders, the Company’s stockholders determined that our Say On Pay vote should be held on an annual basis. In accordance with this determination, we are asking our stockholders to vote FOR the following resolution:
RESOLVED, that the compensation paid to our NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables, and the narrative compensation disclosure contained in this proxy statement, is hereby approved.
Our Board of Directors and our Human Capital Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation paid to our NEOs, as disclosed in this proxy statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns.
RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers.

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PROPOSAL 4 –
APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED
2014 LONG-TERM INCENTIVE PLAN
OVERVIEW
The Company is asking its stockholders to approve an amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2014 Long-Term Incentive Plan (the “Amended 2014 Plan”) in order to increase the number of shares of common stock authorized for issuance under the Amended 2014 Plan from 5,550,000 to 8,000,000, which will permit us to continue to offer this important incentive and retention program to our employees, directors and other persons who provide services to the Company, as well as further strengthen alignment with stockholder interests. All other terms of the Amended 2014 Plan will remain in effect.
On December 12, 2023, our Board approved the Plan Amendment, subject to approval by our stockholders at the 2024 annual meeting. As of December 14, 2023, only 471,225 shares remain available for future issuance under the Amended 2014 Plan (the “Remaining Shares”), which will not be sufficient to fund grants at competitive levels for fiscal year 2024 and beyond.
If stockholders do not approve the Plan Amendment, the Plan Amendment will not become effective and the Amended 2014 Plan will continue in full force and effect, and we may continue to grant awards under the Amended 2014 Plan, subject to its terms, conditions and limitations, using the shares remaining available for issuance thereunder. Our non-employee directors and executive officers are eligible to receive awards under the Amended 2014 Plan, therefore, they may be considered to have an interest in this proposal. The Amended 2014 Plan incorporates a variety of sound corporate governance practices (as discussed below).
BACKGROUND
At the 2014 annual meeting of stockholders, our stockholders approved the Company’s 2014 Long-Term Incentive Plan (the “Original 2014 Plan”) and authorized the issuance of 2,000,000 shares under the Original 2014 Plan. At the 2017 annual meeting of stockholders, our stockholders approved an amendment to the Original 2014 Plan, which, among other things, authorized the issuance of an additional 1,850,000 shares. At the 2020 annual meeting of stockholders, our stockholders approved the amendment and restatement of the Original 2014 Plan, thereby becoming the Amended 2014 Plan, which, among other things, authorized the issuance of an additional 1,700,000 shares, limited the maximum value of equity awards that may be granted to any non-employee director during any fiscal year to $350,000, extended the term of the Amended 2014 Plan by ten years and added a minimum one-year vesting period to awards, subject to certain exceptions.
We believe that the Amended 2014 Plan is designed to be consistent with competitive market practice, and our historical share utilization rate has been prudent and mindful of stockholder interests. Key features of the Amended 2014 Plan have been designed to protect stockholder interests and reflect sound compensation and governance best practices, which will remain in place with the Plan Amendment. As discussed further below, among others, these key features include:

•administration of the Amended 2014 Plan by the Human Capital Committee, which is comprised entirely of independent directors;

•a minimum one-year vesting period on all awards to employees, subject to certain exceptions;

•no liberal share recycling;

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•stock options and stock appreciation rights may not have a term in excess of ten years and may not be granted at a discount to the fair market value of our common stock on the grant date;

•no repricing of stock options and stock appreciation rights without the approval of stockholders;

•no excise tax gross-ups;

•annual limits on awards granted to non-employee directors; and

•the ability to clawback awards under the Company’s clawback policy.
Selected Data as of December 14, 2023
Set forth below is information regarding awards currently outstanding under the Amended 2014 Plan, which is the Company's only outstanding equity incentive plan. The Company made annual award grants to employees and non-employee directors in November 2023, and those awards are included in the data below.

Stock options outstanding	13,575
Weighted average exercise price	$9.61
Weighted average remaining contractual life	2.99
Restricted shares outstanding	447,281
Performance shares outstanding	318,191
Shares remaining for grant under the Amended 2014 Plan	467,410
Common stock outstanding	31,532,908

PURPOSE OF THE AMENDED 2014 PLAN AND THE PLAN AMENDMENT
The purpose of the Amended 2014 Plan is to (1) attract and retain employees, non-employee directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (2) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (3) align the long-term financial interests of employees and other individuals who are eligible to participate in the Amended 2014 Plan with those of stockholders and reinforce key strategic objectives in support of long-term value creation.
The Amended 2014 Plan authorizes the Human Capital Committee to provide stock-based compensation in the form of stock options, stock appreciation rights ("SARs"), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, other stock-based awards and long-term incentive compensation awards for the purpose of providing our officers and other employees, and those of our subsidiaries, and non-employees who provide services to the Company, incentives and rewards for performance. In conjunction with independent compensation consultants we have designed the Amended 2014 Plan to reflect our commitment to effective management of stock-based incentive compensation. We have designed the Amended 2014 Plan to ensure that it implements best practices in long-term compensation plan design, and that we continue to operate the plan in an effective manner. The details of the key design elements of the Amended 2014 Plan are set forth in the section entitled “—Plan Summary” below.
The use of our stock as part of our compensation program is important to our continued success because we believe it fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. Stock-based compensation aligns the compensation interests of our employees with the interests of our stockholders and promotes a focus on long-term value creation because our stock-based compensation awards can be subject to time-based vesting and/or performance criteria. Accordingly, the majority (70% for the 2023-2025 performance period) of our senior executive management team’s overall long-term incentive awards are comprised of performance shares and performance cash which is based on the achievement of pre-established multi-year goals at the end of a three-year measurement period.

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As further described in the section entitled “Compensation Discussion and Analysis” beginning on page 37 of this Proxy Statement, we believe our future success depends in large part on our ability to attract, motivate and retain high quality employees. Our ability to provide awards under our long-term compensation plans is critical to achieving this success. As described above, the number of shares remaining available for future grants under the Amended 2014 Plan is very limited. If the Plan Amendment is not approved, we would be at a severe competitive disadvantage as we would not be able to use stock-based awards to recruit and compensate our officers and other employees. In such a circumstance, the Company could be faced with losing key talent or increasing the usage of cash incentives, or both.
If the Plan Amendment is approved, we intend to utilize the shares authorized to continue our practice of incentivizing key individuals through annual stock-based grants. We expect that the authorized share request will allow us to continue to grant long-term incentives for at least the next four years, subject to future stock prices and participation levels. We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that stock-based compensation awards dilute shareholder equity, so we have carefully managed our stock-based incentive compensation. Our stock-based compensation practices are targeted to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should specifically consider the information set forth under the section entitled “—Plan Summary” below.

SUMMARY OF THE AMENDED 2014 PLAN, AS AMENDED BY THE PLAN AMENDMENT
The following summary of the material terms of the Amended 2014 Plan is qualified in its entirety by reference to the full text of the Amended 2014 Plan, as amended by the Plan Amendment, which is attached as Appendix I to this Proxy Statement.
The Amended 2014 Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974.
Administration of the Amended 2014 Plan. The Amended 2014 Plan, as amended by the Plan Amendment, will continue to be administered by the Human Capital Committee or such other committee consisting of two or more members as may be appointed by the Board (in each case, the “Committee”). The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. So long as our shares are traded on the NYSE, all of the members of the Committee must be independent directors within the meaning of the listing standards of the NYSE relating to corporate governance matters. If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, the Board will appoint a subcommittee of the Committee, consisting of at least two members of the Board who qualify as “non-employee directors”, to grant awards to officers and members of the Board who are subject to Section 16 of the Exchange Act (“Insiders”). References to the Committee in this summary include and, as appropriate, apply to any such subcommittee.
Subject to the express provisions of the Amended 2014 Plan, the Committee is authorized and empowered to do all things that the Committee in its discretion determines to be necessary or appropriate in connection with the administration and operation of the Amended 2014 Plan. The Committee may delegate its authority to one or more of its members (but not less than two members with respect to Insiders). To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Insiders.
Eligible Participants. Employees of the Company or certain affiliates, non-employee members of the Board, and any other individual who provides bona fide services to the Company or certain affiliates not in connection with the offer or sale of securities in a capital raising transaction (subject to certain limitations) are eligible for selection by the Committee for the grant of awards under the Amended 2014 Plan. While all employees of the Company are potentially eligible to receive awards under the Amended 2014 Plan, the Company has historically granted awards under its long-term incentive plans to a more limited group of approximately 60 employees and non-employee directors.

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Types of Awards. The Amended 2014 Plan provides for the grant of non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), SARs, restricted stock, RSUs, performance shares, performance units, other stock-based awards and long-term incentive compensation awards to eligible participants. ISOs may only be granted to employees of the Company or its subsidiaries.
Minimum Vesting Requirements. No award may be subject to a vesting period of less than one year from the date of grant, except in the case of death or disability of the participant and, with respect to awards which in the aggregate do not exceed five percent (5%) of the total number of shares available under the Amended 2014 Plan.
Award Pool. The number of shares that will be available for issuance pursuant to awards granted under the Amended 2014 Plan, as amended by the Plan Amendment, is 8,000,000 shares, which includes the Remaining Shares (the “Award Pool”), subject to adjustment as described in the Amended 2014 Plan. In determining the number of shares to request for the Plan Amendment, the Committee worked with Pearl Meyer, the Committee’s independent compensation consultant, to evaluate our recent share usage, our share availability under prior long term incentive plans, our historical burn rate under the Amended 2014 Plan, the potential cost to stockholders of the new share request pursuant to the Plan Amendment, and the overhang cost associated with outstanding stock-based awards that we granted previously. The shares issued by the Company under the Amended 2014 Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares, including shares purchased on the open market or in private transactions.
Each NQSO, ISO, and SAR that may be settled in shares will be counted as one share and deducted from the Award Pool. SARs that may not be settled in shares will not result in a reduction of the Award Pool.
Each share of restricted stock, each share-settled RSU, and each other stock-based/stock-settled award will be counted as one share and deducted from the Award Pool (restricted stock units and other stock-based awards that may not be settled in shares will not result in a deduction from the Award Pool).
Each performance share that may be settled in shares will be counted as one share (based on the number of shares that would be paid for achievement of target performance) and deducted from the Award Pool. A performance unit that may be settled in shares will be counted as a number of shares (based on the number of shares that would be paid for achievement of target performance), with the number determined by dividing the value of the performance unit at the time of grant by the fair market value of a share at the time of grant (the closing price of a share of the Company on the NYSE on the immediately preceding trading day), and the resulting number of shares will be deducted from the Award Pool. If a performance share or performance unit is later settled based on above-target performance, the actual number of shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, will be deducted from the Award Pool at the time of settlement; in the event that the Award is later settled based upon below-target performance, the actual number of shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, will be added back to the Award Pool. Performance shares and units that may not be settled in shares will not result in a reduction in the Award Pool. If shares awarded or subject to issuance under the Amended 2014 Plan are not issued, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of restricted stock or an RSU or the termination, expiration or cancellation of an NQSO, ISO, SAR, performance share or performance unit or the settlement of an award in cash in lieu of shares, that number of shares will be added back to the Award Pool.
Limitation on Share Recycling. The Amended 2014 Plan provides that if the tax withholding obligation, exercise price or purchase price under an award is satisfied by the Company retaining shares that otherwise would have been issued in settlement of the award or by shares tendered by the participant, the number of shares so retained or tendered will not be added back to the Award Pool. In addition, any shares that are purchased by the Company with proceeds from the exercise of an award shall not be added back to the Award Pool.
Individual Limits. Subject to adjustment as described in the Amended 2014 Plan, the maximum number of NQSOs, ISOs, and SARs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 750,000, the maximum number of shares of restricted stock and RSUs that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 250,000 shares and units, the maximum number of performance units (valued as of the grant date) that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is 500,000 shares (to the extent settled in shares) or $3,000,000 (to the extent settled in cash), the maximum number of performance shares and other stock-based awards that, in the aggregate, may be granted pursuant

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to awards in any one fiscal year to any one participant is 500,000, and the maximum long-term incentive compensation awards that, in the aggregate, may be granted pursuant to awards in any one fiscal year to any one participant is $3,000,000. In addition, the maximum fair value of equity awards that, in the aggregate, may be granted in any one fiscal year to any one non-employee director is $350,000. The limitations on performance shares, performance units and other awards will be applied based on the maximum amount that could be paid under each such award.
Adjustments. The Committee will make equitable adjustments in the number and class of securities available for issuance under the Amended 2014 Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the Amended 2014 Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transactions or events.
Stock Options. A stock option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Committee may grant both NQSOs and ISOs under the Amended 2014 Plan. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in the section below entitled “—Certain Federal Income Tax Consequences.” The Committee will determine and specify in the award agreement whether the option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option and the period of time during which the option may be exercised (including the impact of a termination of employment). A participant receiving options will not possess voting rights and will accrue dividend equivalents on options only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on options will be subject to the same restrictions on vesting and payment as the underlying award. No option can be exercisable more than ten years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option.
A participant may pay the exercise price under an option in cash; in a cash equivalent approved by the Committee; if approved by the Committee, by tendering previously-acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total option price (provided that the tendered shares must have been held by the participant for any period required by the Committee); or by a combination of these payment methods. The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Amended 2014 Plan’s purpose and applicable law. No certificate representing a share (to the extent shares are so evidenced) will be delivered until the full option price has been paid.
Stock Appreciation Rights (SARs). A SAR entitles the participant to receive cash, shares, a combination thereof, or such other consideration as the Committee may determine, in an amount equal to the excess of the fair market value of a share on the exercise date over the grant price for the SAR, after certain conditions have been met. The Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the grant price, which generally must be at least equal to the fair market value of a share on the date of grant of the SAR, and the period of time during which the SAR may be exercised (including the impact of a termination of employment). A participant receiving SARs will not possess voting rights and will accrue dividend equivalents on SARs only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on SARs will be subject to the same restrictions on vesting and payment as the underlying award. No SAR can be exercisable more than ten years after the date of grant. SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, the participant may exercise the stock option or the SAR, but not both.
Restricted Stock and Restricted Stock Units (RSUs). The Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the number of shares of restricted stock or units; the purchase price, if any, to be paid for such restricted stock/unit, which may be more than, equal to, or less than the fair market value of a share and may be zero; any restrictions applicable to the restricted stock/unit such as continued service or achievement of performance goals; subject to the minimum vesting requirements, the length of the restriction period and whether any circumstances, such as death or disability, shorten or terminate the restriction period; the rights of the participant during the restriction period to vote and receive dividends in the case of restricted stock or to receive dividend equivalents in the case of RSUs that accrue dividend equivalents; and whether restricted stock units will be settled in cash, shares or a combination of both. Any rights to dividends or dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award.

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Performance Shares and Performance Units. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A performance unit will have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the performance share or performance unit, the Committee will set performance goals which, depending on the extent to which they are met, will determine the number or value of the performance shares or units that will be paid out to the participant. The Committee may provide for payment of earned performance shares/units in cash or in shares or in the form of other awards granted under the Amended 2014 Plan which have a fair market value equal to the value of the earned performance shares/units at the close of the applicable performance period.
Performance shares/units will not possess voting rights and will accrue dividend equivalents only to the extent provided in the agreement relating to the award; provided, however, that rights to dividend equivalents are permitted only to the extent they comply with, or are exempt from, Section 409A of the Code (“Section 409A”). Any rights to dividend equivalents will be subject to the same restrictions on vesting and payment as the underlying award.
Long-Term Incentive Compensation Awards. The Committee will have the authority to grant long-term performance-based incentive compensation awards. Any such long-term incentive compensation award must relate to a period of more than one fiscal year of the Company. The Committee will determine all terms and conditions of such awards, including the performance measures (as described below), the performance period, the potential amount payable, and the timing of the payment. The long-term incentive compensation awards will be payable in cash and the Committee may provide participants with the right to defer all or part of any award.
Performance Measures. The Committee may select performance measures for awards from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, net income, operating income, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), gross margin, operating margin, profit margin, revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total stockholder return, relative total stockholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow and cash flow return), sales, sales volume, sales growth, sales velocity, assets, inventory turnover ratio, productivity ratios, share price, cost, unit cost, expense ratios, charge-off levels, operating efficiency, operating expenses, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets, consummation of acquisitions, dispositions, projects or other specific events or transactions and/or such other metrics as may be approved by the Committee from time to time. Any performance measure may be applied to the Company and certain affiliates in the aggregate, to a selection of or one or more of these entities, to each as a whole or alternatively, or to any business unit of the Company or any other entity included in the term “Employer,” either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee will specify the period over which the performance goals for a particular award will be measured.
The Committee will determine whether the applicable performance goals have been met with respect to a particular award and, if they have, the Committee must so certify in writing and ascertain the amount payable under the award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under U.S. generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. The adjustments must be made in accordance with guidelines established by the Committee at the time the performance-based award is granted. The Committee also has discretion to adjust downward the determination of the degree of attainment of the pre-established performance goals.
Other Stock-Based Awards. The Committee may grant other forms of stock-based or equity-related awards that the Committee determines to be consistent with the purpose of the Amended 2014 Plan and the interests of the Company. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, for the acquisition or future acquisition of shares, or any combination thereof. Where the value of such an award is based on

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the difference in the value of a share at different points in time, the grant or exercise price must generally not be less than 100% of the fair market value of a share on the date of grant. A participant receiving these other awards will not possess voting rights and will accrue dividend equivalents on these other awards only to the extent provided in the agreement relating to the award. Any rights to dividend equivalents on these other awards will be subject to the same restrictions on vesting and payment as the underlying award.
Change in Control. Unless otherwise provided in an employment, change in control or similar agreement with the Company that provides for the effect of a Change in Control of the Company (as defined in the Amended 2014 Plan) on outstanding awards granted under the Amended 2014 Plan (each, an “Outstanding Award”), the individual award agreement may provide (in addition to other provisions) that upon a Change in Control the Committee shall have the authority to determine that Outstanding Awards: (a) will be continued by the Company (if the Company is the surviving entity); or (b) will be assumed by the surviving entity or its parent or subsidiary; or (c) will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the Outstanding Award.
The Amended 2014 Plan further provides that, if an Outstanding Award is not continued, assumed or substituted upon a Change in Control, the agreement may provide that the Committee will in its discretion determine the impact of the Change in Control on the Outstanding Award, including the right to determine to fully vest Outstanding Awards that are not continued, assumed or substituted and to cash out Outstanding Awards.
The determinations by the Committee may be different with respect to (i) the type of Outstanding Award, (ii) the date on which the Outstanding Award was granted, or (iii) the participant’s employment position.
If an Outstanding Award is continued, assumed or substituted upon a Change in Control, the continued, assumed or substituted award will provide (i) similar terms and conditions and preserve the same benefits as the Outstanding Award that is being continued or replaced, and (ii) that, in the event of the participant’s involuntary termination without Cause (as defined in the Amended 2014 Plan) or termination for Good Reason (as defined in the Amended 2014 Plan) on, or within the two-year period following, the date of the Change in Control, the Outstanding Award (or substituted award) will fully vest and become immediately exercisable and/or nonforfeitable.
Under the Amended 2014 Plan, the award agreement may contain such other provisions relating to the treatment of Outstanding Awards upon a Change in Control as the Committee determines are necessary or desirable.
The Committee has determined that the agreements governing future equity awards to our NEOs under the Amended 2014 Plan will generally include provisions requiring that the NEO’s employment be terminated without Cause or for Good Reason after the Change in Control for the NEO’s unvested Outstanding Awards to fully vest (a “double-trigger” provision).
Clawback Policies. Awards under the Amended 2014 Plan are subject to any policy (a “clawback policy”) of recoupment or forfeiture of compensation adopted by the Committee from time to time, including clawback policies to comply with Section 954 of the Dodd-Frank Act and Section 304 of the Sarbanes-Oxley Act and the listing standards of the NYSE. The Committee may also provide for recoupment or forfeiture of awards if a participant engages in “detrimental activity” with respect to the Company. For information regarding the Company's existing incentive compensation clawback policy, see “Elements of Fiscal 2023 Compensation Program—Compensation Clawback Policy.” In addition, the definition of “Cause” as a ground for termination and forfeiture of outstanding awards includes a material violation of the Company’s Code of Business Conduct and Ethics.
Transferability. Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or SAR may be exercisable only by the participant during his or her lifetime. However, the Committee may provide in an award agreement for an NQSO that the NQSO be transferable consistent with securities law and other applicable law. NQSOs and SARs may not be transferred for value or consideration.
Amendment and Termination. The Committee may amend or terminate the Amended 2014 Plan in whole or in part at any time, but the amendment or termination cannot adversely affect any rights or obligations with respect to an award previously granted without the affected participant’s written consent. The Company must obtain the approval of the stockholders before amending the Amended 2014 Plan to the extent required by Section 422 of the Code or the rules of the NYSE or other applicable law.

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The Committee may amend an outstanding award agreement in a manner not inconsistent with the terms of the Amended 2014 Plan, but the amendment will not be effective without the participant’s written consent if the amendment is adverse to the participant. The Committee cannot reprice a stock option or SAR except in accordance with the adjustment provisions of the Amended 2014 Plan (as described above) or to the extent the stockholders approve the repricing. For this purpose, a repricing generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR price or a cancellation, exchange, substitution, buyout or surrender of an outstanding stock option or SAR in exchange for cash, another award or stock option or SAR with an option exercise price or SAR price that is less than the option exercise price or SAR price of the original stock option or SAR.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Amended 2014 Plan and is based on the terms of the Code, and the regulations and rulings thereunder, as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. The following summary is limited only to United States federal income tax treatment.
Nonqualified Stock Options (NQSOs). A participant is not taxed upon the grant of an NQSO. However, the participant will recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income. Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.
Incentive Stock Options (ISOs). A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.
In order for an option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event an option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.
Restricted Stock Awards. For restricted stock awards, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.
Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Section 83(b) of the Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a

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participant who has made a timely Section 83(b) election will recognize gain taxable at the applicable capital gains rate in an amount equal to the difference between the amount he has previously recognized as ordinary income and the amount received on the disposition of the shares.
Restricted Stock Units (RSUs). A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income at that time equal to the amount of cash and the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, the participant will recognize ordinary income at the time he receives the shares and any cash.
Performance Share/Unit Awards; Stock Appreciation Rights (SARs). A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant. Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of a SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.
Long-Term Incentive Compensation Awards. A participant who is paid a long-term incentive compensation award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding income tax deduction.

GOLDEN PARACHUTE PAYMENTS
The terms of the agreement evidencing an award under the Amended 2014 Plan may provide for accelerated vesting or accelerated payout of the award in connection with a Change in Control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code potentially resulting in adverse tax consequences to the individual and the Company. In such event, the Committee generally has the authority in its discretion to reduce the amount payable with respect to an award. The Company does not provide any tax gross-ups to cover excise taxes under Section 4999 of the Code in connection with a Change in Control.
TAX WITHHOLDING
The Amended 2014 Plan permits the plan administrator to allow for the withholding or surrender of shares in satisfaction of tax withholding with respect to awards with a value up to the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under U.S. generally accepted accounting principles).
NEW BENEFITS UNDER THE AMENDED 2014 PLAN, AS AMENDED BY THE PLAN AMENDMENT
No awards have been granted yet under the Amended 2014 Plan, as amended by the Plan Amendment. The Committee will grant future awards at its discretion. We cannot determine the number of awards that may be granted in the future but the number will not exceed the amount approved by stockholders.
Accordingly, in lieu of providing information regarding benefits that will be received under the Amended 2014 Plan, as amended by the Plan Amendment, the following table provides information concerning the awards that were granted during the fiscal year ending September 30, 2023.

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NAME AND TITLE	2023 INCENTIVE AWARD VALUE ON GRANT DATE AT TARGET ($)	PERFORMANCE CASH GRANTED AT TARGET ($)	# OF TIME-BASED RESTRICTED SHARES GRANTED AT TARGET	# OF PERFORMANCE-BASED RESTRICTED SHARES GRANTED AT TARGET
Allan P. Merrill Chairman, President and Chief Executive Officer	3,232,600	1,236,000	84,812	77,057
David I. Goldberg Senior Vice President and Chief Financial Officer	1,084,261	414,575	28,447	25,846
Keith L. Belknap Executive Vice President, General Counsel and Corporate Secretary	1,084,261	414,575	28,447	25,846
All current executive officers, as a group	5,401,122	2,065,150	141,706	128,749
All current directors, who are not executive officers, as a group	1,194,179	—	99,267	—
All employees, excluding executive officers, as a group	6,303,701	3,721,680	184,425	28,681

ADDITIONAL EQUITY COMPENSATION PLAN INFORMATION
The following table details the number of equity grants over the past three fiscal years, including those subject to time-based vesting provisions and those subject to performance-based vesting provisions, as well as performance share vesting activity. We believe that our equity grant levels are well within the bounds of competitive practice versus peers and our significant emphasis on performance share grants to executive officers demonstrates our commitment to pay for performance and long-term value creation.

Fiscal Year Ending September 30	Weighted Average Number of Common Shares Outstanding(1)	Number of Stock Options Granted	Number of Time-Based Restricted Shares Granted	Target Number of Performance Shares Granted(2)	Number of Performance Shares Vested	Total Number of Time-Based Shares Granted Plus Vested Performance Shares
2023	30,353,068	100	425,398	157,430	334,736	760,134
2022	30,432,359	236	246,844	91,858	552,417	799,261
2021	29,954,084	—	251,788	103,366	222,165	473,953
3-Year Totals		336	924,030	352,654	1,109,318	2,033,348
3-Year Average		112	308,010	117,551	369,773	677,783
(1) Reflects weighted average number of common shares outstanding used to calculate our basic earnings per share as reported in our audited consolidated financial statements.
(2) Target number for the twelve months ending September 30,2023, September 30, 2022, and September 30, 2021 excludes 92,104, 177,759, and 60,930 shares, respectively, that were issued above target based on performance level achieved under performance-based vesting

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information about the Company's shares of common stock that may be issued under our existing equity compensation plans as of September 30, 2023, all of which have been approved by our stockholders.

PLAN CATEGORY	NUMBER OF COMMON SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF COMMON SHARES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity compensation plans approved by	13,575	$9.61	824,515
REGISTRATION WITH THE SEC
We intend to file an amendment to the Company's current Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Amended 2014 Plan with the SEC pursuant to the Securities Act as soon as practicable after approval of the Plan by our stockholders.

REQUIRED VOTE
This proposal requires the affirmative vote of a majority of our common stock present in person or by proxy at the 2024 annual meeting of stockholders.
RECOMMENDATION

The Board of Directors recommends a vote FOR approval of the amendment to the Amended and Restated 2014 Long-Term Incentive Plan.

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COMPENSATION
DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (CD&A) describes the compensation programs for our named executive officers (NEOs). Our executive officers who served as named executive officers in fiscal 2023 are:

NAME	TITLE
Allan P. Merrill	Chairman, President and Chief Executive Officer
David I. Goldberg	Senior Vice President and Chief Financial Officer
Keith L. Belknap	Executive Vice President and General Counsel
.
For fiscal 2023, in addition to his responsibilities as Chief Financial Officer, Mr. Goldberg oversaw our capital sourcing, investor relations, treasury and information technology functions. For fiscal 2023, in addition to his responsibilities as General Counsel, Mr. Belknap oversaw our mortgage & settlement and customer experience functions.

CD&A OVERVIEW WHO WE ARE
We are a geographically diversified homebuilder with active operations in 13 states within three geographic regions in the United States: the West, East, and Southeast. Our homes are designed to appeal to homeowners at different price points across various demographic segments and are generally offered for sale in advance of their construction. Our objective is to provide our customers with homes that incorporate extraordinary value and quality, at affordable prices, while seeking to maximize our return on invested capital over the course of a housing cycle.
Our three pillars — Mortgage Choice, Surprising Performance and Choice Plans — serve as our primary points of differentiation. Mortgage Choice makes it easy for our customers to comparison shop among competing lenders, potentially saving them thousands of dollars on their home loan. Surprising Performance means every Beazer home is designed and built to provide exceptional quality and comfort that results in a lower cost of ownership. Choice Plans allow customers to personalize their primary living areas for how they want to live in their home, at no additional cost.
We also remain focused on meaningful ESG accountability — supporting a variety of charitable and community-based activities, promoting safety, inclusion and diversity in our workforce and building our homes and communities with a concern for their impact on the environment. For more information on environmental, social and corporate governance matters, see “ESG” beginning on page 5.

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2023 BUSINESS HIGHLIGHTS

Here are several highlights of our financial and operational achievements in fiscal 2023 and comparison to fiscal 2022:

FINANCIAL
$2.2 BILLION	Revenue
Achieved only a 4.8% reduction in revenue, despite a 10.7% reduction in home closings
$158.7 MILLION	Net Income
Generated net income from continuing operations of $158.7 million, or $5.16 per diluted share, compared to $220.7 million in fiscal 2022
$272.0 MILLION	Adjusted EBITDA
Achieved $272.0 million in Adjusted EBITDA, a decrease of $98 million, or 26.5%
$978.0 MILLION	Total Debt
Reduced our outstanding debt by $9.0 million, maintaining debt below $1.0 billion

OPERATIONAL
2.6 SALES PACE	Sales Pace Achieved average monthly home sales pace per community of 2.6, a decrease of 8.4%
$573.1 MILLION	Land Acquisition and Land Development Spending
Spent $573.1 million on land acquisition and land development, a decrease of less than 1%
$886.4 MILLION	Dollar Value of Backlog
Ended the year with dollar value of homes in backlog of $886.4 million, representing 1,711 homes, compared to $1.1 billion, representing 2,091 homes at the end of fiscal 2022
$517,758	Average Selling Price
Average selling price for our homes was $517,758, reflecting an increase of 6.9%
125 COMMUNITIES	Average Community Count
Average active community count was 125, an increase of 3.9%
26,189 LOTS	Number of Controlled Lots
Ended the year with 26,189 lots controlled either through ownership or options to purchase, an increase of 4.0%

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For purposes of this CD&A:

●
“Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding charges, including debt extinguishment charges, inventory impairment and abandonment charges and other non-recurring items for the period to EBITDA.

●	“EBITDA” means earnings before interest, taxes, depreciation and amortization, and is calculated by adding non-cash charges, including depreciation and amortization for the period, to EBIT.

●
“EBIT” means net income (loss) before (a) previously capitalized interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization; and (b) income taxes.

●	“Bonus Plan EBITDA” means Adjusted EBITDA before accrual of corporate bonuses.

Please see Annex I for a reconciliation of non-GAAP measures to GAAP measures. Statements regarding goals, aspirations, strategies or future initiatives and their expected results, including those contained in the Letter from our Chairman, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

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FISCAL 2023 COMPENSATION HIGHLIGHTS

Base Salaries (PG. 44)
Mr. Merrill's base salary for fiscal 2023 was increased by 3.0% to $1,030,000; Mr. Goldberg's base salary for fiscal 2023 was increased by 18.5% to $592,250; and Mr. Belknap's base salary for fiscal 2023 was increased by 3.0% to $592,250. These salary adjustments for our named executive officers (NEOs) were approved by the Human Capital Committee to align salaries more closely with the 2023 Peer Group 50th percentile market values, individually and in the aggregate, and, in the case of Mr. Goldberg, as a culmination of the multi-year adjustment process associated with his promotion to Chief Financial Officer in November 2020.

Short-Term Incentive Opportunities (PGS. 44-46)
For fiscal 2023, the target short-term incentive award opportunities for our NEOs (expressed as percentages of base salary) were unchanged from fiscal 2022 levels. Specifically, these target opportunities were 200% for Mr. Merrill,125% for Mr. Goldberg and 125% for Mr. Belknap. The Committee determined that our NEOs would be eligible to receive an award for the operational components of the 2023 short-term bonus opportunity only if threshold Bonus Plan EBITDA (defined on page 39) was achieved. The Committee retained the discretion to deduct from awards earned for any reason.

Long-Term Incentive Opportunities (PGS. 47-50)
For the 2021-2023 long-term incentive performance period, all of our NEOs voluntarily reduced their target long-term incentive opportunities by 10% from the levels approved by the Committee. Accordingly, the target long-term incentive opportunities for this period (expressed as a percentage of base salary) were 270% for Mr. Merrill, 135% for Mr. Goldberg and 157.5% for Mr. Belknap. These reduced opportunities were applied against initial fiscal 2021 base salaries that had also been reduced by 10% due to the COVID-19 pandemic. Additionally, based on recommendations from Pearl Meyer (the Committee's independent consultant), and in an effort to help manage equity plan share usage while continuing to tie the majority (two-thirds) of long-term award opportunities to multi-year performance goals, the Committee utilized a three-component award mix consisting of a performance-based cash award, a performance-based stock award and a time-based restricted stock award, each equaling one-third of the total long-term incentive target award opportunity.
For the 2023-2025 long-term performance period, the target incentive award opportunities (expressed as a percentage of base salary) are 300% for Mr. Merrill, 175% for Mr. Goldberg and 175% for Mr. Belknap. These target opportunities are the same as those for the 2022-2024 long-term performance period. As with the award opportunities for the 2021-2023 and 2022-2024 performance periods, the Committee utilized a three-component award mix for this performance period, but adjusted the mix to 40% performance-based cash, 30% performance-based stock and 30% time-based restricted stock to help further manage equity plan share usage and dilution, while continuing to tie the majority of target award opportunities to multi-year goals.
For each of these long-term incentive performance periods, the Committee continued to include a relative total shareholder return (TSR) modifier to NEO performance-based awards, which could result in an adjustment to any earned awards. For the 2021-2023 performance period, this TSR adjustment could result in adjustment to earned awards of up to +/- 20%. For the 2023-2025 performance period, the potential TSR adjustment was increased to +/- 30% to further strengthen alignment with shareholder interests.

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OUR OVERALL COMPENSATION
PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is to design compensation programs that:

●	Attract, retain and reward top talent;

●	Align pay with performance without encouraging inappropriate risk taking; and

●	Provide a substantial portion of our compensation in long-term equity-based compensation to reinforce key financial, operational and strategic objectives in support of long-term value creation.
CORE PRINCIPLES AND KEY OBJECTIVES

We utilize a combination of base salary, short-term cash incentives and long-term incentives. The majority of target long-term incentive award opportunities for our NEOs are tied to multi-year performance goals, along with a portion provided in time-based restricted stock.
The Committee reviews our core compensation philosophy annually in conjunction with the review of our compensation programs. While our core compensation philosophy and objectives have remained consistent in recent years, the Committee has made adjustments to various aspects of our compensation programs to meet strategic priorities. For example, for the 2021-2023 long-term incentive performance period, the Committee replaced a growth metric related to our Gatherings product line with a metric related to the home energy ratings of our delivered homes to link these awards with a key component of our Zero Energy Ready commitment and overall ESG strategy. The Committee determined to continue to use this metric for the 2022-2024 and 2023-2025 performance periods at increasingly challenging performance hurdles to incentivize achievement of this key component.
The Committee believes that salary and incentive compensation opportunities should be set based on a variety of factors, including key financial, operational and strategic objectives, Company performance, the compensation practices of our peer group, each executive’s specific responsibilities and skill sets, and the relationship among the compensation levels of members of our management team. The Committee has taken into consideration our need to attract and retain qualified executives in an industry that continues to experience an intense level of competition for senior executives.
By structuring compensation programs with features that are balanced between short- and long-term incentives as well as cash and equity awards, the Committee believes it can align management’s interests with those of our stockholders in both the short- and long-term; reduce risks that may be associated with compensation that is overly focused on short-term objectives; and attract, retain and motivate senior management personnel.
Further, while the Committee believes benchmarking against pay practices at other publicly-traded homebuilders is useful in determining whether our executive compensation practices are reasonable for fiscal 2023, it did not establish compensation levels based solely on benchmarking industry practices. Additional factors taken into account by the Committee are discussed in more detail on page 43.
Based on data for the 2023 Peer Group, Pearl Meyer advised the Committee that target total compensation for our NEOs was positioned within a competitive range (plus or minus 15%) of the 2023 Peer Group 50th percentile, individually and in the aggregate.

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PAY FOR PERFORMANCE

The Committee is committed to ensuring that our executive compensation program reinforces key financial, operational and strategic objectives in support of long-term stockholder value creation and appropriately aligns pay with performance. This is demonstrated by the heavy emphasis placed on variable, performance-based incentives for our NEOs (representing approximately 68.3% of target total compensation for our CEO and averaging approximately 61.9% of target total compensation for other NEOs in fiscal 2023) and differences in realized pay relative to target opportunity. As part of that philosophy, failure to reach such goals can result in no compensation under a particular plan or metric.
PAY BEST PRACTICES

Our compensation practices include:

●
Emphasis on Performance-Based Pay: 68.3% of the ongoing pay mix for our CEO, and an average of 61.9% of the target pay mix for our other NEOs, was variable and performance-based for fiscal 2023. In the aggregate, 65.5% of the target compensation for our CEO and other NEOs for fiscal 2023 was variable and performance based.

●	Long-Term Vesting: Our equity-based pay vehicles have multi-year vesting periods to reward long-term performance and value creation, enhance retention and deter inappropriate risk taking.

●
Multiple Performance Measures: We use multiple metrics to evaluate Company performance, covering both short-term and long-term performance objectives, with award funding caps to deter inappropriate risk taking.

●	Stock Ownership Requirements: We have meaningful stock ownership requirements for our directors and officers. For example, our CEO must hold common stock equal to at least five times his base salary.

●	No Repricing: Our stock options cannot be repriced, reset or exchanged for cash if under water without stockholder approval.

●
Anti-Pledging and Hedging Policies: We prohibit our directors and executive officers from (i) holding Beazer securities in a margin account or pledging any Beazer securities as collateral for a loan and (ii) entering into any hedge or other transaction in Beazer securities that limits the risk of ownership of Beazer common stock or stock options.

●	Double Trigger Change in Control Provisions: We have a policy of requiring a double trigger to receive cash severance and to receive accelerated vesting of equity awards upon a change of control.

●
Clawback: Each equity award is conditioned on repayment or forfeiture as required by existing law. In addition, each executive officer’s incentive compensation is subject to repayment or such other means of recovery (or a combination thereof) as is necessary to comply with law or related rules and regulations of the SEC or NYSE.

●	No Tax Gross-Ups: We maintain severance agreements with our NEOs that standardize executive separation terms, minimize the risk of excessive payouts and do not provide for any tax gross-ups.

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ROLE OF THE HUMAN CAPITAL COMMITTEE, MANAGEMENT AND COMPENSATION CONSULTANTS

The principal responsibilities of the Committee include:

●
meeting with its independent compensation consultant, with and without the presence of management, to review and structure objectives and compensation programs for our NEOs that are aligned with both the Company’s business and financial strategy and stockholder interests;

●	evaluating the performance of our NEOs in light of those objectives; and

●	based on this evaluation, determining and approving the compensation level for our CEO and for other executive officers.
The Committee has retained Pearl Meyer to provide advice regarding compensation plan design, compensation levels and benchmarking data and advice. Prior to retaining Pearl Meyer for fiscal 2023, the Committee determined that Pearl Meyer qualifies as an independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any other services to the Company.
In relation to compensation program design for fiscal 2023, the Committee took into account discussions with, and presentations by, key members of our management team to ensure that our compensation plans were aligned with our key financial, operational and strategic objectives. Also, on an annual basis, Mr. Merrill reviews the performance of the other NEOs, and makes recommendations to the Committee based on his review. In addition, our Lead Director discussed Mr. Merrill’s performance with the Committee. Mr. Merrill is present for the Committee’s deliberations related to the compensation of the other NEOs, but not for the Committee’s discussions related to his own compensation.
PEER GROUPS AND DATA

For fiscal 2023, our peer group was composed of Century Communities, Inc., Dream Finders Homes, Inc., Green Brick Partners, Inc., Hovnanian Enterprises, Inc., KB Home, Landsea Homes Corp., LGI Homes, Inc., M/I Homes, Inc., M.D.C. Holdings, Inc., Meritage Homes Corporation, Taylor Morrison Home Corp., and TRI Pointe Group, Inc. (the" 2023 Peer Group"). These companies were chosen because, in addition to being among our chief competition among publicly traded homebuilders, they are most closely aligned to us in terms of size.
Each year, Pearl Meyer conducts a review of peer group pay levels and practices, which the Committee takes into consideration when establishing NEO compensation levels, along with a variety of other factors, such as Company and individual performance, each incumbent’s qualifications and responsibilities, the Company’s recruiting experience and talent management needs and the Committee’s business judgment.
While the Committee believes benchmarking against pay practices at other publicly-traded homebuilders is useful in determining whether our executive compensation practices are reasonable for fiscal 2023, it did not establish compensation levels based solely on benchmarking industry practices.

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ELEMENTS OF FISCAL
2023 COMPENSATION PROGRAM

CONSIDERATION OF SAY ON PAY VOTES

We have a long history of strong stockholder support for our executive compensation programs, with Say on Pay support levels averaging 86% for the last five years. The Board and the Human Capital Committee have considered the result of these stockholder votes in setting compensation policies and making compensation decisions for each of the fiscal years that has followed. At last year's annual meeting of stockholders, approximately 85% of our shares present in person or represented by proxy voted for approval of our fiscal 2022 executive compensation program.
In designing the compensation program for fiscal 2023, the Committee considered the results of the 2022 Say on Pay vote, our ongoing dialogue with stockholders, internal considerations such as key business and talent management objectives, consistency from year-to-year and an evaluation of peer practices. After consideration, the Committee concluded that, for fiscal 2023, it was appropriate to maintain most elements of the existing compensation program design for our NEOs, with targeted changes to the short-term incentive plan metrics and weightings. The fiscal 2023 compensation program continues to tie the majority of our NEOs’ compensation to performance metrics that support our Company’s Balanced Growth Strategy and Zero Energy Ready commitment.
BASE SALARY

Our ability to recruit and retain executive talent depends on setting competitive base salaries. We begin with an analysis of base pay relative to the market. We generally target base pay at or near the peer group 50th percentile (or median) and then evaluate the need to make any adjustments based on variables such as pay parity relative to other officers and internal accountability, incumbent tenure and performance. We review base salaries annually, unless circumstances require otherwise. For non-CEO NEO salaries, we solicit CEO input.
The Committee sought to position salaries for fiscal 2023 for each NEO within a competitive range of the 50th percentile of the 2023 Peer Group. Mr. Goldberg's increase in base salary also reflected the culmination of the multi-year adjustment process associated with his promotion to Chief Financial Officer in November 2020. Mr. Merrill's base salary was increased 3.0% to $1,030,000; Mr. Goldberg's salary was increased 18.4% to $592,250 and Mr. Belknap's salary was increased 3.0% to $592,250.

SHORT-TERM INCENTIVE COMPENSATION

Our annual cash incentive plan is designed to motivate and reward executives for achieving key financial, operational and strategic objectives that continue to drive the Company’s success and generate returns for our stockholders. We set annual cash incentive bonus targets hierarchically based on a multiple of base salary.
For fiscal 2023, the target short-term incentive award opportunities for our NEOs (expressed as percentages of base salary) were unchanged from fiscal 2022. Specifically, these target opportunities were 200% for Mr. Merrill,125% for Mr. Goldberg and 125% for Mr. Belknap.

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Similar to prior years, for fiscal 2023, the large majority (70%) of short-term incentive award opportunities for our NEOs was tied to actual vs. planned Bonus Plan EBITDA, with the remaining 30% tied to six financial, operational and strategic objectives equally weighted at 5% each. In addition to Bonus Plan EBITDA, the Committee chose to utilize four similar objectives to those utilized in fiscal 2022. The Committee also introduced two new objectives to incentivize more efficient and timely land development and building practices. Consistent with prior years, NEOs were eligible to receive an award for other components of the 2023 Bonus Plan only if threshold 2023 Bonus Plan EBITDA was achieved. The Committee retained the discretion to adjust results for unanticipated and exceptional items and to deduct from awards earned for any reason. No such discretion was exercised by the Committee.
2023 OBJECTIVES

●
Bonus Plan EBITDA — 70% of bonus opportunity — Consistent with past practice, the Committee determined that the importance of growth in Adjusted EBITDA to accomplishing our strategic plan, coupled with the proven history of this metric driving results in past years, warranted allocating 70% of the overall annual bonus opportunity to this metric. The Committee established a 2023 Bonus Plan EBITDA objective with $214.25 million threshold, $285.71 million target and $380.75 million maximum achievement levels.

●
Grow Land Position — 5% of bonus opportunity — In order to achieve a bonus payout with respect to this metric, the Company was required to meet internal (and proprietary) goals for minimum company-wide lot position (i.e., the total lots controlled either through ownership or options to purchase) and percentage of lots controlled through options to purchase.

●
Uphold Internal Operating Margin — 5% of bonus opportunity — In order to achieve a bonus payout with respect to this metric, the Company was required to meet a minimum percentage with respect to an internal (and proprietary) measure of operating margin that takes into account varying operational efficiencies and overheads among divisions and corporate.

●
Activate New Communities — 5% of bonus opportunity — In order to achieve a bonus payout with respect to this metric, the Company was required to achieve internal (and proprietary) timing goals for the activation of a minimum number of new communities.

●
Reduce Cycle Time — 5% of bonus opportunity — In order to achieve a bonus payout with respect to this metric, the Company was required to achieve internal (and proprietary) minimum reductions in the average cycle time for construction of new homes.

●
Deliver Customer Experience — 5% of bonus opportunity — In order to achieve a bonus payout with respect to this metric, the Company was required to realize specific levels of year-over-year improvement in customer satisfaction as measured through third-party customer surveys.

●
Employee Engagement and Performance Management — 5% of bonus opportunity — In order to achieve a bonus payout with respect to this metric, a minimum level of employee engagement and performance management was required.

The specific performance targets for operational metrics are not disclosed here because we believe that the disclosure would result in competitive harm to us by providing competitors, vendors and suppliers with insight into our business strategies and operations beyond what is disclosed publicly.

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2023 ACHIEVEMENT OF OBJECTIVES
In 2023, the following results were achieved against these objectives:

OBJECTIVE	WEIGHTING (%)	RESULT	ACHIEVEMENT
Bonus Plan EBITDA	70	$279.4 million	Between threshold and target
Grow Land Position	5	Grew controlled lots position by 4%	Did not achieve threshold
Uphold Internal Operating Margin	5	11.6%	Between target and maximum
Activate New Communities	5	Achieved less than required number of points on internal scoring scale	Did not achieve threshold
Reduce Cycle Time	5	Achieved average cycle time reduction of 62 days	Maximum achievement level
Deliver Customer Experience	5	Improved customer satisfaction survey achievement	Target achievement level
Employee Engagement and Performance Management	5	Above benchmark for four quarters and full year	Target achievement level
Total	100	—	Between threshold and target on an overall basis
To the extent actual 2023 Bonus Plan performance was between the threshold and target performance levels, or between the target and maximum performance levels, linear interpolation was applied to determine the actual payout under each component of the 2023 Bonus Plan.
2023 BONUSES AWARDED
Actual awards for our NEOs were equal to an average of 93% of target award opportunities, as shown in the table below.

NAME	2023 TARGET BONUS (% of actual base salary)	2023 TARGET BONUS ($)	2023 ANNUAL CASH INCENTIVE BONUS ($)	BONUS AS A PERCENTAGE OF TARGET (%)
Allan P. Merrill	200	2,060,000	1,909,649	92.7
David I. Goldberg	125	740,313	686,280	92.7
Keith L. Belknap	125	740,313	686,280	92.7

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LONG-TERM INCENTIVE COMPENSATION

2021-2023 Performance Period
For the 2021-2023 performance period, all of our NEOs voluntarily reduced their target long-term incentive opportunities by 10% from the levels approved by the Committee. Accordingly, the target long-term incentive opportunities for this period (expressed as a percentage of base salary) were 270% for Mr. Merrill, 135% for Mr. Goldberg and 157.5% for Mr. Belknap. These reduced opportunities were applied against initial fiscal 2021 base salaries that had also been reduced by 10% due to the COVID-19 pandemic. Additionally, based on recommendations from Pearl Meyer, and in an effort to help manage equity plan share usage while continuing to tie the majority (two-thirds) of long-term award opportunities to multi-year performance goals, the Committee utilized a three-component award mix consisting of a long-term performance-based cash award, a performance-based stock award and a time-based restricted stock award, each equaling one-third of the total long-term incentive target award opportunity.

2023-2025 Performance Period
For the 2023-2025 long-term performance period, the target incentive award opportunities (expressed as a percentage of base salary) are 300% for Mr. Merrill, 175% for Mr. Goldberg and 175% for Mr. Belknap. These target opportunities are the same as those for the 2022-2024 long-term performance period. As with the award opportunities for the 2021-2023 and 2022-2024 performance periods, the Committee utilized a three-component award mix for the 2023-2025 performance period, but adjusted the mix to 40% performance-based cash, 30% performance-based shares and 30% time-based restricted stock award. This mix adjustment was made to help further manage equity plan share usage and dilution while continuing to tie the majority of target award opportunities to multi-year goals in support of long-term value creation.
RESTRICTED STOCK
Time-based restricted stock awards vest ratably over a three-year period, beginning with the first anniversary of the grant date. In fiscal 2023, the NEOs were granted the following number of shares of restricted stock, which were calculated by dividing the applicable target award value by the average daily closing price of a share of common stock for the 30 consecutive trading days on the NYSE ending on November 14, 2022: Mr. Merrill: 84,812; Mr. Goldberg: 28,447; and Mr. Belknap: 28,447.
PERFORMANCE SHARES AND PERFORMANCE CASH
In order to facilitate pay for performance, our core compensation philosophy continues to be focused on providing incentive compensation to our management team when they achieve key financial, operational and strategic objectives that the Human Capital Committee and our Board of Directors believe are critical to enhancing long-term stockholder value. As part of that philosophy, the Committee believes that a significant portion of equity awards should be performance-based, with failure to reach such goals resulting in no compensation under a particular plan or metric. Accordingly, the majority (70% for the 2023-2025 performance period) of our senior executive management team’s overall long-term incentive awards are comprised of performance shares and performance cash which reflect a target number of shares and cash that may be issued to the award recipient at the end of a three-year performance period based on the achievement of performance targets established at the time of grant. Performance share grant levels were determined by dividing target award values by the closing price of a share of our common stock on the date of grant.
When determining awards, the Committee utilizes performance metrics consisting of a variety of key financial, operational and strategic objectives. In addition, in order to ensure the awards align with enhancing stockholder value, any awards earned at the end of the three-year performance period are subject to adjustment based on our relative total shareholder return (TSR) performance over the same three-year performance period vs. a designated comparator group. For the 2021-2023 and 2022-2024 performance periods, this TSR adjustment could result in adjustment to earned awards by up to +/- 20%. For the 2023-2025 performance period, the potential TSR adjustment was increased to +/- 30% to further align with shareholder interests.

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Performance Measures for the Fiscal 2021-2023 Performance Period
Each performance share award, and performance cash award, reflects a target number of shares, and target amount of cash, in each case, based on the fair market value of our common stock on the award date that may be issued to the award recipient at the end of a three-year award cycle based on the achievement of performance targets that are either (a) applicable to cumulative results over the entire three-year performance period or (b) applicable only to the final fiscal year of the three-year performance period. At the end of each performance period, the Committee confirms performance against the applicable performance targets, and any earned awards corresponding to the level of achievement during the performance period are calculated.
In determining fiscal year 2021-2023 performance share and performance cash award metrics, the Committee considered the fluid nature of the housing market and the need to design metrics that would not be obsolete in the event of a change in strategy during the three-year performance period ending with fiscal 2023. Additionally, the Committee determined that the Company's ongoing commitment to increase the energy efficiency of its homes and to build only Zero Energy Ready homes by the end of 2025 warranted accountability through the long-term incentive awards program. Accordingly, the Committee used a performance metric directly linking the average Home Energy Rating System (HERS®) results for homes built by the Company.
HERS is an industry-leading home building scoring system developed by the Residential Energy Services Network (RESNET), an independent non-profit organization, for inspecting and calculating a home's energy performance after construction is complete. The specific performance targets for energy performance are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes management’s ability to achieve the specific performance targets and the level of difficulty associated with meeting these performance targets is consistent with the other metrics and consistent with the performance required to meet our Zero Energy Ready commitment by the end of 2025.
The three metrics used for the fiscal 2021-2023 performance period were:

●
Cumulative pre-tax income (defined as the Company’s income from continuing operations, before taxes and excluding impairments and abandonments, bond losses and such other non-recurring items as the Committee may approve) over the entire three-year performance period;

●
Return on assets, based on the ratio of Adjusted EBITDA to total assets (defined as the Company’s total assets as shown on the consolidated balance sheet included in the Company’s Form 10-K for fiscal 2023) for fiscal 2023; and

●
Environmental, based on a metric linked to the average HERS results for homes closed in fiscal 2023. The Committee believed that this metric was appropriate to ensure accountability for the Company's Zero Energy Ready commitment and reinforced its pay for performance philosophy.

Determination of Performance Shares and Cash Earned for the Fiscal 2021-2023 Performance Period
Shares and cash earned are based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares and cash are earned for each metric achieving Threshold performance, two-thirds of target shares and cash are earned for each metric achieving Target performance and 100% of target shares and cash are earned for each metric achieving Superior performance. The shares and cash earned on the three metrics are totaled, subject to both a 175% cap on primary funding metrics and a TSR modifier to determine the final award.

●
To illustrate, achievement of a Threshold level of performance on each of the three metrics would result in 33.3% of target shares and cash earned for each metric or a total of 100% of the target number of shares and cash, subject to adjustment based on the TSR modifier.

●	Superior-level performance on any one metric (100%) would earn a target number of shares and cash subject to the TSR modifier.

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●
The maximum number of shares and cash that can be earned based on the results of the three metrics described above would be 175% of Target, even if Superior performance is achieved on all three metrics (300% of target shares and cash). In the event of such maximum achievements, the maximum adjustment under the TSR modifier of 20% would result in shares and cash awarded totaling no more than 210% of target.

●	For performance between Threshold and Target or between Target and Superior, straight line interpolation between such levels is applied.

●
The Committee retains the discretion to reduce the number of shares and cash finally awarded notwithstanding the number and amount earned pursuant to the above, and to award any amounts in excess of target in cash instead of shares.

Results for the Fiscal 2021-2023 Performance Period

●
Cumulative pre-tax income — The performance necessary to earn a Threshold, Target and Superior payout required a cumulative pre-tax income of $260.0 million, $280.0 million and $300.0 million, respectively. Actual cumulative pre-tax income for the fiscal 2021-2023 performance period was $607.40 million.

●
Return on Assets — The performance necessary to earn a Threshold, Target and Superior payout required a ROA for fiscal 2023 of 10.5%, 11.5% and 12.5%, respectively. Actual return on assets for fiscal 2023 was 11.28%.

●
Environmental — Actual results for the 2021-2023 cycle were between Threshold and Target levels. The specific performance targets for this metric are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly.

In sum, awards were earned at the Superior level for one metric, and between Threshold and Target for two metrics, resulting in earned awards of 175.0% of Target. Earned awards were subject to adjustment based on our relative TSR, as discussed below.
While our target performance awards are based on specific metrics established at the time of grant, actual payouts of incentive compensation are also directly tied to stockholder value. Accordingly, after determining the number of shares and cash earned based on the achievement of the performance measures for the fiscal 2021-2023 performance period, the following three-year relative TSR scale was applied as a modifier:

TSR PERCENTILE RANK VS. S&P HOMEBUILDERS SELECT INDUSTRY INDEX	ADJUSTMENT TO # OF PERFORMANCE SHARES AND AMOUNT OF PERFORMANCE CASH
At or above 75th Percentile	+20%
70-74th Percentile	+15%
65-69th Percentile	+10%
60-64th Percentile	+5%
40-59th Percentile	No adjustment
35-39th Percentile	-5%
30-34th Percentile	-10%
25-29th Percentile	-15%
Below 25th Percentile	-20%
The Company's percentile rank was above the 75th percentile vs. the comparator index constituents. After application of the TSR modifier, the recipients’ percentage of awards earned attributable to the fiscal 2021-2023 performance period was increased from 175.0% to 210.0% of Target.

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Through heavy emphasis on variable, performance-based incentives with rigorous performance goals based on key financial, operational and strategic objectives and actual payouts subject to adjustment based on stockholder returns, the Committee believes our long-term incentive program appropriately aligns pay for performance while promoting stockholder value creation.

Performance Shares and Performance Cash Issued for the Fiscal 2021-2023 Performance Period
Shares and cash issued in November 2023 to NEOs for the fiscal 2021-2023 performance period are set forth in the following table:

NAME	PERFORMANCE SHARES AWARD TARGET (#)	PERFORMANCE SHARES EARNED (#)	PERFORMANCE CASH AWARD TARGET ($)	PERFORMANCE CASH AWARD EARNED ($)	PERFORMANCE SHARES / CASH EARNED AS A PERCENTAGE OF AWARD TARGET (%)
Allan P. Merrill	56,130	117,873	789,750	1,658,475	210.00
David I. Goldberg	12,233	25,689	172,125	361,463	210.00
Keith L. Belknap	18,134	38,081	255,150	535,815	210.00
Performance Measures for 2023-2025 Performance Period
For performance shares and performance cash awards related to the 2023-2025 performance period, the Committee, for the same reasons it did for the fiscal 2021-2023 and 2022-2024 performance periods, used the performance metric directly linking the HERS results for homes built by the Company. The Committee, however, set the performance targets for this metric for the 2022-2024 performance period at levels of increased difficulty compared to the 2021-2023 performance period, and the performance targets for the 2023-2025 performance period at levels of increased difficulty compared to the 2022-2024 performance period.
In addition, the Committee determined that the Company's commitment to community count growth warranted accountability through its long-term incentive awards program. Accordingly, the Committee used a metric directly linked to the Company's community count growth during the performance period. As with the Environmental metric linked to HERS scores, the specific performance targets for community count growth are not disclosed here because we believe that the disclosure would result in competitive harm to us by potentially disrupting our vendor and supplier relationships and providing competitors with insight into our business strategies beyond what is disclosed publicly. The Committee believes the performance hurdles for community count growth and average HERS scores will be challenging to achieve.
Performance metrics for 2023-2025 performance period also include the following objective:

●
Return on assets — The performance necessary to earn a Threshold payout requires an average return on assets for the performance period of 13%, Target payout requires an average return on assets of 14%, and the performance necessary to earn a Superior payout requires an average return on assets for the performance period of at least 15%.

As with the award opportunities for the 2021-2023 and 2022-2024 performance periods, the Committee utilized a three-component award mix for the 2023-2025 performance period, but adjusted the mix to 40% performance-based cash, 30% performance-based stock and 30% time-based restricted stock. Consistent with past practice, the actual number of performance shares and cash earned will be based on achieving the Threshold, Target or Superior levels of performance on one or more of the metrics described above. One-third of target shares and cash will be earned for each metric achieving Threshold performance, two-thirds of target shares and cash will be earned for each metric achieving Target performance and 100% of target shares and cash will be earned for each metric achieving Superior performance. The shares and cash earned on the three metrics will be totaled and will be subject to a 175% cap and a relative TSR modifier in order to determine the final award. For the 2023-2025 performance period, the TSR modifier has been increased to +/- 30.0%.

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BENEFITS

Our NEOs receive the standard benefits available to all employees, including: group health (medical, dental, pharmacy, and vision), group life, accidental death and dismemberment, business travel accident, disability plans, defined contribution retirement plans (a Money Purchase Retirement Plan and a 401(k) Savings Plan), and vacation.
Deferred Compensation Plan
The Company maintains the Beazer Homes Deferred Compensation Plan, or the Deferred Plan, to provide eligible employees the opportunity to defer a portion of their current compensation. With respect to fiscal 2023, the Company made a contribution to the Deferred Plan for the benefit of each NEO as follows: Mr. Merrill, $100,000; Mr. Goldberg, $50,000, and Mr. Belknap, $50,000. These contributions are made in regular installments and are subject to several restrictions and limitations including the Committee’s right to terminate or suspend any such contribution in the future.
Other Benefits
We do not have a defined benefit pension plan or supplemental executive retirement plan. Our executive management team, including our NEOs, participate in our various benefit programs on the same terms as other employees. The Company does not provide to its NEOs supplemental executive retirement plans, company cars (or automobile reimbursements), club memberships or other significant perquisites.

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STOCK OWNERSHIP AND HOLDING REQUIREMENTS

The Company maintains a stock ownership and holding policy that requires NEOs and members of the Board of Directors to acquire and retain a meaningful level of stock ownership in the Company. The current stock ownership requirements are based on a multiple of base salary or annual retainer, as applicable, and are as set forth below:

MULTIPLE OF BASE SALARY/ ANNUAL RETAINER
CEO	5.0 x base salary
Other NEOs	3.0 x base salary
Non-employee Directors	5.0 x annual cash retainer
For purposes of the stock ownership policy, the following types of shareholdings are counted towards an individual’s stock ownership: (i) stock that is considered beneficially owned and (ii) two-thirds of time-based restricted stock. Unearned performance-based stock awards and unexercised stock options (including vested "in-the-money" options) do not count towards ownership requirements. Individuals subject to this policy are required to be in compliance with ownership requirements no later than the fifth anniversary of the date the individual becomes a NEO or director. The policy also requires NEOs and directors to hold 50% of net after-tax shares issued upon vesting of restricted stock, performance shares or stock option exercises until their required respective stock ownership levels are achieved. As of December 14, 2023, each of our NEOs and directors was in compliance with the requirements of our stock ownership and holding policy.

COMPENSATION CLAWBACK POLICY

The Committee has adopted a clawback policy in compliance with applicable laws and NYSE listing standards that requires the Company to clawback incentive-based compensation in the event the Company issues a restatement of its financial statements, to the extent such incentive-based compensation received by the individual exceeds the amount the individual would have received based on the restated financial statements.
In addition, awards under our Amended and Restated 2014 Long-Term Incentive Plan are subject not only to our existing clawback policy but any other clawback policy adopted by the Human Capital Committee, and the Committee has the authority to recoup or cancel awards if a participant engages in “detrimental activity” with respect to the Company.
As described in further detail under “Executive Compensation — Potential Payments Upon Termination or Change of Control,” pursuant to the severance agreements with each of our NEOs, any incentive compensation that is paid or granted to the NEOs will be subject to recoupment under the terms thereof.

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RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS

The Committee does not believe our compensation programs encourage inappropriate risk taking. The Committee, with assistance from Pearl Meyer, arrived at this conclusion for the following reasons:

●
Our employees receive both fixed and variable compensation. The fixed portion provides a steady income regardless of the Company’s stock price or financial performance. This allows executives to focus on the Company’s business without an excessive focus on the Company’s stock price.

●	Incentive award opportunities are tied to multiple metrics over various time periods that align with key financial, operational and strategic objectives.

●	Incentive award opportunities are capped, with incentive payouts subject to clawback provisions.

●	Our equity awards for executives generally vest over three-year periods, which discourages short-term risk taking while also enhancing retention.

●	Our equity ownership and holding requirements encourage a long-term perspective by our executives.

●
Our equity compensation plan provides that our executives’ unvested long-term equity compensation is forfeited upon voluntary termination (except in certain cases after a Change in Control or upon Retirement).

REPORT OF THE
HUMAN CAPITAL COMMITTEE
The Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussions, the Human Capital Committee recommended to our Board of Directors that the Compensation Discussion and Analysis set forth above be included in this Proxy Statement.
DAVID J. SPITZ (CHAIR)
LLOYD E. JOHNSON
PETER M. ORSER
NORMA A. PROVENCIO
The Members of the Human Capital Committee

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EXECUTIVE
COMPENSATION
SUMMARY COMPENSATION TABLE

The table below summarizes compensation information for our NEOs for the fiscal years 2023, 2022 and 2021.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	STOCK OPTIONS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (2)	ALL OTHER COMPENSATION ($) (3)	TOTAL ($)
Allan P. Merrill President and Chief Executive Officer	2023	1,028,846	—	1,996,601	—	3,568,124	109,900	6,703,471
	2022	999,135	—	2,265,442	—	3,665,000	109,150	7,038,727
	2021	926,384	—	1,671,256	—	2,808,679	108,700	5,515,019
David I. Goldberg(4) Senior Vice President and Chief Financial Officer	2023	588,702	—	669,686	—	1,047,743	59,655	2,365,786
	2022	497,404	—	660,752	—	1,157,500	58,808	2,374,464
	2021	403,808	—	364,234	—	699,598	50,163	1,517,803
Keith L. Belknap Executive Vice President and General Counsel	2023	591,587	—	669,686	—	1,222,095	60,372	2,543,740
	2022	573,788	—	759,860	—	1,311,125	58,812	2,703,585
	2021	513,074	—	539,935	—	1,111,126	58,367	2,222,502

Represents the aggregate grant date fair value of restricted stock and performance shares awarded in each of the fiscal years indicated above, determined in accordance with FASB ASC Topic 718. These are not amounts paid to or realized by the NEOs. The grant date fair value of the performance shares was calculated based on a “Monte Carlo” simulation model, which utilizes numerous arbitrary assumptions about financial variables that determine the probability of satisfying the performance conditions stipulated in the award. Further information regarding the valuation of stock and option awards can be found in Notes 2 and 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. We caution that the amounts reported in the table for equity-related awards and, therefore, total compensation, may not represent the amounts that each NEO will actually realize from the awards. Whether, and to what extent, an NEO realizes value will depend on a number of factors, including Company performance and stock price. For more information on restricted stock and performance shares, see “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Long-Term Incentive Compensation” above.

Represents amounts paid pursuant to the Company’s 2023 short-term incentive plan and the performance-based cash component of the long-term incentive plan for the 2021-2023 performance period. Amounts paid under the short-term incentive plan were $1,909,649 to Mr. Merrill and $686,280 to each of Mr. Goldberg and Mr. Belknap. Amounts paid under the long-term plan were $1,658,475 to Mr. Merrill, $361,463 to Mr. Goldberg and $535,815 to Mr. Belknap. For more information, see “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Short-Term Incentive Compensation” and “— Long-Term Incentive Compensation” above.

For information on All Other Compensation, see table below.
Mr. Goldberg was appointed CFO effective November 20, 2020.

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ALL OTHER COMPENSATION

The table below provides a detailed breakdown of the amounts for fiscal 2023 under “All Other Compensation” in the Summary Compensation Table above.

NAME	YEAR	DEFERRED COMPENSATION OR DISCRETIONARY LUMP SUM CONTRIBUTIONS ($)	401(K) COMPANY MATCH ($)	Other ($)	TOTAL ($)
Allan P. Merrill	2023	100,000	9,900	—	109,900
David I. Goldberg	2023	50,000	9,655	—	59,655
Keith L. Belknap	2023	50,000	9,656	716	60,372
GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information about eligible or granted plan-based awards in fiscal 2023 to our NEOs.

NAME	AWARD TYPE (1)	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE ISSUANCES OF SHARES UNDER EQUITY INCENTIVE PLANS (3)			ALL OTHER STOCK-BASED AWARDS (#) (4)	GRANT DATE FAIR VALUE OF STOCK- BASED AWARDS ($) (5)	ALL OTHER OPTION AWARDS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	SUPERIOR (#)
Allan P. Merrill	BP	11/14/22	1,030,000	2,060,000	4,120,000	—	—	—	—	—	—	—
	PA	11/14/22	—	1,236,000	2,811,900	—	—	—	—	—	—	—
	RS	11/14/22	—	—	—	—	—	—	84,812	1,020,288	—	—
	PS	11/14/22	—	—	—	—	77,057	175,305	—	976,312	—	—
David I. Goldberg	BP	11/14/22	370,156	740,312.5	1,480,625	—	—	—	—	—	—	—
	PA	11/14/22	—	414,575	870,608	—	—	—	—	—	—	—
	RS	11/14/22	—	—	—	—	—	—	28,447	342,217	—	—
	PS	11/14/22	—	—	—	—	25,846	58,800	—	327,469	—	—
Keith L. Belknap	BP	11/14/22	370,156.5	740,312.5	1,480,626	—	—	—	—	—	—	—
	PA	11/14/22	—	414,575	943,158	—	—	—	—	—	—	—
	RS	11/14/22	—	—	—	—	—	—	28,447	342,217	—	—
	PS	11/14/22	—	—	—	—	25,846	58,800	—	327,469	—	—

Award Type: “BP” means potential cash awards under 2023 Short-Term Incentive Plan; "PA" means performance cash awards under the 2023 Long-Term Incentive Plan; “RS” means shares of time-vesting restricted stock; “PS” means performance share awards under the 2023 Long-Term Incentive Plan.

Amounts represent the range of possible cash payouts for fiscal 2023 under the 2023 Short-Term Incentive Plan, as described under “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Short-Term Incentive Compensation” above, and the range of possible cash payouts for performance cash awards under the 2023 Long-Term Incentive Plan, assuming achievement of threshold, target and superior performance. See "Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program -— Long-Term Incentive Compensation — Performance Measures for 2023-2025 Performance Period" above. The awards that were earned based on actual performance for or through fiscal 2023 were paid in November 2023 and are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Represents the range of shares of Common Stock that may vest after the end of the three-year award cycle applicable to a performance share award, assuming achievement of threshold, target and superior performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Long-Term Incentive Compensation — Performance Measures for 2023-2025 Performance Period” above.

Represents time-vested restricted stock. The shares of restricted stock generally vest in equal installments on the first, second and third anniversaries of the grant date. See “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Long-Term Incentive Compensation — Restricted Stock” above.

See footnote 1 to the Summary Compensation Table above for an explanation of the calculation of the grant date fair value of stock-based awards.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table provides information with respect to outstanding unexercised options and unvested performance shares and restricted stock held by our NEOs at September 30, 2023.

			OPTION AWARDS				STOCK AWARDS
NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING OPTIONS/SARS		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OF STOCK THAT HAVE NOT VESTED (#) (1)	MARKET VALUE OF SHARES OF STOCK THAT HAVE NOT VESTED ($) (2)	NUMBER OF PER- FORMANCE SHARES THAT HAVE NOT VESTED (#)		MARKET VALUE OF PERFOR- MANCE SHARES THAT HAVE NOT VESTED ($) (3)
			(#)
			EXERCISABLE	UNEXERCIS-ABLE
Allan P. Merrill	5/22/19		—	5,000	9.62	5/22/27	—	—	—		—
	11/16/20		—	—	—	—	19,328	481,460	—		—
	11/16/20	(4)	—	—	—	—	—	—	117,873	(4)	2,936,216
	11/12/21		—	—	—	—	36,570	910,959	—		—
	11/12/21	(5)	—	—	—	—	—	—	46,728	(5)	1,163,994
	11/14/22		—	—	—	—	84,812	2,112,667	—		—
	11/14/22	(6)	—	—	—	—	—	—	77,057	(6)	1,919,490
David I. Goldberg	11/16/20		—	—	—	—	4,213	104,946	—		—
	11/16/20	(4)	—	—	—	—	—	—	25,689	(4)	639,913
	11/12/21		—	—	—	—	10,666	265,690	—		—
	11/12/21	(5)	—	—	—	—	—	—	13,629	(5)	339,498
	11/14/22		—	—	—	—	28,447	708,615	—		—
	11/14/22	(6)	—	—	—	—	—	—	25,846	(6)	643,824
Keith L. Belknap	11/16/20		—	—	—	—	6,245	155,563	—		—
	11/16/20	(4)	—	—	—	—	—	—	38,081	(4)	948,598
	11/12/21		—	—	—	—	12,266	305,546	—		—
	11/12/21	(5)	—	—	—	—	—	—	15,673	(5)	390,414
	11/14/22		—	—	—	—	28,447	708,615	—		—
	11/14/22	(6)	—	—	—	—	—	—	25,846	(6)	643,824

Award vests ratably over a three-year period.
Reflects the value using the closing price of common stock on the NYSE on the last trading day of fiscal 2023 (September 30, 2023) of $24.91 per share.
“Market value” is calculated by multiplying the number of shares that have not vested by the closing price of common stock on the NYSE on September 30, 2023 of $24.91 per share.

Represents performance shares awarded in fiscal 2021 for a three-year performance period (fiscal 2021 through fiscal 2023). The performance shares shown are based on actual performance. See “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Long-Term Incentive Compensation — Performance Shares” above. These performance shares vested in November 2023. For more information regarding these performance shares, see pages 37-38 of the Company’s proxy statement filed with the SEC on December 21, 2021.

Represents performance shares awarded in fiscal 2022 for a three-year performance period (fiscal 2022 through fiscal 2024). The performance shares shown assume target performance for the award cycle. For more information regarding these performance shares, see page 39 of the Company’s proxy statement filed with the SEC on December 21, 2022.

Represents performance shares awarded in fiscal 2023 for a three-year performance period (fiscal 2023 through fiscal 2025). The performance shares shown assume target performance for the award cycle. See “Compensation Discussion and Analysis — Elements of Fiscal 2023 Compensation Program — Long-Term Incentive Compensation — Performance Shares” above.

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OPTION EXERCISES AND STOCK VESTED TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options and upon the vesting of performance shares and restricted stock during fiscal 2023 for each NEO.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED UPON VESTING ($)
Allan P. Merrill	233,194	2,947,102
David I. Goldberg	31,276	396,729
Keith L. Belknap	75,564	955,054
NON-QUALIFIED DEFERRED COMPENSATION TABLE

The table below provides supplemental information relating to compensation deferred during fiscal 2023 under the terms of the Beazer Homes Deferred Compensation.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS/ (LOSSES) IN LAST FY ($) (1)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($) (2)
Allan P. Merrill	0	100,000	254,610	0	2,306,405
David I. Goldberg	0	50,000	13,216	0	138,906
Keith L. Belknap	0	50,000	22,086	0	304,805

Represents amounts of earnings on the balance of the participants’ accounts that are attributable to the performance of independently managed funds available to and selected by each participant under the Deferred Plan and in which deferred amounts are deemed to be invested. None of the earnings in this column are included in the “Summary Compensation Table” above because they were not preferential or above-market.
Aggregate balances include unvested amounts of Company contributions.
Narrative Disclosure to Non-Qualified Deferred Compensation Table
Under the Deferred Plan, participants select from a menu of investment options which track a variety of independently managed benchmark funds in which the funds are deemed to be invested. The return on the underlying investments determines the amount of earnings and losses that are credited or debited to the participants’ account. There is no guaranteed rate of return on these funds and the rate of return depends on the participants’ deemed investment option elections and on the market performance of the underlying funds. Deferred amounts and Company contributions are deposited in a trust that qualifies as a grantor trust under the Internal Revenue Code. Our obligations under the Deferred Plan are unsecured general obligations and rank equally with our other unsecured general creditors. Amounts deferred by participants and earnings and losses thereon are 100% vested.

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POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
We have severance and change of control agreements with each of our NEOs. The agreements set forth each executive’s then current base salary, eligibility to receive awards pursuant to short-term and long-term incentive compensation programs, deferred compensation and severance payments, all of which are described in greater detail below. The agreements are substantially identical in non-economic terms and set forth each executive’s non-competition and non-solicitation, confidentiality and intellectual property obligations. Base salaries, performance metrics and actual target opportunities for any given year remain within the discretion of the Company’s Human Capital Committee.
The agreements provide for a lump sum severance payment in the event of a “change of control” of the Company followed by a termination of the executive without “cause” or a resignation by the executive for “good reason” within two years of the change of control. In such event, the severance payment for Mr. Merrill would be three times the sum of his then current base salary and annual cash incentive bonus target for the fiscal year in which the termination occurs, and, in the case of Messrs. Goldberg and Belknap, the severance payments would be two times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, in each case payable in a lump sum.
Where there is no change of control, in the event of a termination of the executive without “cause” or a resignation by the executive for “good reason,” such executive would receive a severance payment. The severance payment for Mr. Merrill in this situation would be (1) two times the sum of his then current base salary and target annual incentive bonus for the fiscal year in which the termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. For Messrs. Goldberg and Belknap, the severance payment would be (1) one and one-fourth times the sum of the executive’s then current base salary and target annual incentive bonus for the fiscal year in which termination occurs, payable in equal installments over twelve months, and (2) a pro rata annual incentive bonus for the fiscal year in which the termination occurs calculated based on actual performance for the year, payable at the same time bonuses are paid to other executives. No severance will be payable in the event the executive is terminated for “cause” or the executive resigns without “good reason.”
The agreements do not entitle the executives to any extension or continuation of employee benefits after termination, except in the event the executive is entitled to receive severance pay, in which case the executive may receive up to twelve months of coverage under the group health, dental and vision plans the executive participated in prior to termination. In addition, there is no provision to “gross up” any payment to account for taxes for which the executive may be liable. Under the agreements, any incentive compensation that is paid or granted to the executives will be subject to recoupment under the terms of the Company’s “clawback” policy.
DISPOSITION OF OUTSTANDING EQUITY AWARDS
The severance and change of control agreements with each of our NEOs also govern the disposition of outstanding equity awards issued under our Amended and Restated 2014 Long-Term Incentive Plan in the event the executive’s employment is terminated under various scenarios or in the event there is a change of control of the Company.
Termination of Employment by the Company with Cause or Resignation by Executive
Pursuant to the severance agreements, equity grants under our Amended and Restated 2014 Long-Term Incentive Plan provide that all unvested awards will be forfeited in the event the executive is terminated by the Company for “cause” or the executive voluntarily resigns and the resignation is without Good Reason and not within two years after of a change of control of the Company.

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Termination of Employment by the Company without “Cause,” by Executive for Good Reason or Retirement
If the executive’s employment is terminated by the Company without cause, the executive resigns for “good reason,” or the executive retires, unvested equity grants under our Amended and Restated 2014 Long-Term Incentive Plan will generally vest as follows:
•    awards that vest solely on a time basis will vest pro rata based on the number of months the executive was employed during the applicable vesting period; and
•    awards that vest based on the Company’s performance will vest pro rata based on the Company’s performance during the applicable performance period and the number of months the executive was employed during such period.
Death or Disability
If the executive’s employment is terminated due to death or disability, all unvested equity grants under our Amended and Restated 2014 Long-Term Incentive Plan will fully vest.
Change of Control
In the event of an anticipated change of control of the Company, the Company’s Human Capital Committee has the authority to determine that awards granted under our Amended and Restated 2014 Long-Term Incentive Plan:
•    will be continued by the Company (if the Company is the surviving entity);
•    will be assumed by the surviving entity or its parent or subsidiary; or
•    will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the outstanding award.
If an award is continued, assumed or substituted upon a change of control, such award will generally provide similar terms and conditions and preserve the same benefits as the outstanding award that is being continued or replaced, and, in the event executive’s employment is terminated without cause or the executive terminates his employment for good reason within two years following the change of control, the unvested outstanding award (or assumed or substituted award) will fully vest. Awards that are not continued, assumed or substituted upon a change of control will fully vest, subject to the Human Capital Committee's discretion.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE
The table below summarizes the compensation payable to each NEO in the event of termination of employment. The amount of compensation payable to each NEO in each situation is listed, assuming termination had occurred on the last day of our most recent fiscal year, September 30, 2023. All equity awards have been valued as of September 30, 2023, the last trading day in the fiscal year.

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		TYPE OF TERMINATION
NAME	PAYMENT OR BENEFIT TYPE	TERMINATION FOLLOWING CHANGE OF CONTROL WITHOUT CAUSE ($)	DEATH OR DISABILITY ($)	WITHOUT CAUSE OR FOR GOOD REASON ($)
Allan P. Merrill	Severance	9,270,000	—	8,089,649
	Vesting of Unvested Long-Term Awards	11,012,519	11,088,969	5,988,793
	Benefits Continuation	20,255	—	20,255
	Total	20,302,774	11,088,969	14,098,697
David I. Goldberg	Severance	2,665,125	—	2,351,983
	Vesting of Unvested Long-Term Awards	3,245,663	3,245,663	1,603,382
	Benefits Continuation	—	—	—
	Total	5,910,788	3,245,663	3,955,365
Keith L. Belknap	Severance	2,665,125	—	2,351,983
	Vesting of Unvested Long-Term Awards	3,660,822	3,660,822	1,937,405
	Benefits Continuation	18,427	—	18,427
	Total	6,344,374	3,660,822	4,307,815

PAY RATIO

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee.
We identified the median employee using the employee population on September 30, 2023 that received taxable compensation (other than our Chief Executive Officer) for the fiscal year 2023, which included our reviewing gross compensation, excluding equity, within the fiscal year 2023. Compensation was annualized for employees who joined the Company during the fiscal year. The annual total compensation of our median employee (other than the Chief Executive Officer) for the fiscal year 2023 was $107,195. As disclosed in the Summary Compensation Table above, our Chief Executive Officer’s annual total compensation for fiscal 2023 was $6,703,471. For purposes of determining the ratio, the annual total compensation of the CEO and the median employee includes the dollar value of non-discriminatory health and welfare benefit contributions made by the Company, which are not required to be reported as compensation in the Summary Compensation Table. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 63:1.
This information is being provided for compliance purposes. Because SEC rules permit significant flexibility in terms of approaches used to calculate compensation and identify the median employee, comparisons of pay ratios among companies may not be very meaningful, even for companies within the same industry. Neither the Human Capital Committee nor the executives of our Company used the pay ratio measure in making compensation decisions.

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PAY vs. PERFORMANCE

As required by SEC rules, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”) and certain measures of the company’s financial performance. For further information concerning our pay-for-performance philosophy and how our Human Capital Committee aligns executive compensation with the company’s performance, refer to “Compensation Discussion and Analysis” above.

The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Pay Versus Performance Table
The following table provides information regarding the CAP to the principal executive officer (“PEO”) and, as an average, the other named executive officers (“non-PEO NEOs”), and select financial performance measures, in each case, during the years ended September 30, 2023, 2022, and 2021.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE (SCT) TOTAL FOR PEO($)[1]	COMPENSATION ACTUALLY PAID TO PEO($)[2]	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS($)[3]	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS($)[4]	TOTAL SHAREHOLDER RETURN[5]	PEER GROUP TOTAL SHAREHOLDER RETURN[6]	NET INCOME (LOSS) ($ IN THOUSANDS)[7]	ADJUSTED EBITDA ($ IN THOUSANDS)[8]
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
2023	6,703,471	13,497,213	2,454,763	4,479,090	188.71	138.36	158,611	272,031
2022	7,038,727	4,817,669	2,549,025	1,849,609	73.26	78.38	220,704	370,082
2021	5,515,019	10,933,984	1,268,608	2,479,480	130.68	111.73	122,021	262,724

The dollar amounts reported in column (B) are the amounts of total compensation reported for our Chief Executive Officer Allan P. Merrill, who is our PEO, for each corresponding year in the "Total" column of the Summary Compensation Table.

The dollar amounts reported in column (C) represent the amount of CAP to Mr. Merrill for the corresponding fiscal year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Merrill during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for each year to determine CAP. The Company does not have a defined benefit pension plan, so no pension adjustments were made.

YEAR	REPORTED SCT TOTAL FOR PEO (a)	DEDUCTIONS FROM SCT TOTAL (b)	EQUITY AWARD ADDITIONS TO SCT TOTAL (c)	COMPENSATION ACTUALLY PAID TO PEO (d)
2023	6,703,471	(1,996,601)	8,790,343	13,497,213
2022	7,038,727	(2,265,442)	44,384	4,817,669
2021	5,515,019	(1,671,256)	7,090,222	10,933,984

a.	The dollar amounts are the total compensation reported for Mr. Merrill as described above in footnote (1).
b.	The deductions from SCT Total represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable fiscal year.
c.	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; The valuation assumptions used to calculate the fair value were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

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YEAR	ADD FAIR VALUE OF CURRENT YEAR EQUITY AWARDS AT YEAR-END	ADD CHANGE IN VALUE OF PRIOR YEARS' AWARDS UNVESTED AT YEAR-END	ADD FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR	ADD CHANGE IN VALUE OF PRIOR YEARS' AWARDS THAT VESTED IN THE FY	SUBTRACT YEAR-END FAIR VALUE OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	ADD VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION ($)	TOTAL EQUITY AWARD ADJUSTMENTS
2023	4,373,156	3,725,072	—	692,115	—	—	8,790,343
2022	980,833	(2,476,972)	—	1,540,523	—	—	44,384
2021	2,048,545	4,818,485	—	223,192	—	—	7,090,222

The dollar amounts reported in D represent the average of the amounts reported for the non-PEO NEOs in the "Total" column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: David I. Goldberg and Keith L. Belknap for 2023, David I. Goldberg and Keith L. Belknap for 2022, and David I. Goldberg, Keith L. Belknap, and Robert L. Salomon for 2021.
The dollar amounts reported in E represent the average amount of CAP to the non-PEO NEOs specified in footnote (3), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs for each year to determine the CAP, using the same methodology described above in footnote (2). The Company does not have a defined benefit pension plan, so no pension adjustments were made.

YEAR	AVERAGE REPORTED SCT TOTAL FOR NON-PEO NEOS (a)	AVERAGE DEDUCTIONS FROM SCT TOTAL (b)	AVERAGE EQUITY AWARD ADDITIONS TO SCT TOTAL (c)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (e)
2023	2,454,763	(669,686)	2,694,013	4,479,090
2022	2,549,025	(710,306)	10,890	1,849,609
2021	1,268,608	(301,390)	1,512,262	2,479,480

The amounts deducted or added in calculating the equity award adjustments in column (c) are as follows:

YEAR	ADD AVERAGE FAIR VALUE OF CURRENT YEAR EQUITY AWARDS AT YEAR-END	ADD AVERAGE CHANGE IN VALUE OF PRIOR YEARS' AWARDS UNVESTED AT YEAR-END	ADD AVERAGE FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE YEAR	ADD AVERAGE CHANGE IN VALUE OF PRIOR YEARS' AWARDS THAT VESTED IN THE FY	SUBTRACT AVERAGE YEAR-END FAIR VALUE OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR	ADD AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION ($)	TOTAL EQUITY AWARD ADJUSTMENTS
2023	1,466,815	1,067,878	—	159,320	—	—	2,694,013
2022	307,530	(561,038)	—	264,398	—	—	10,890
2021	369,429	1,177,406	—	39,107	(73,680)	—	1,512,262

Total shareholder return ("TSR") is the value of $100 at the end of the measurement period assuming invested in Beazer Homes stock as of September 30, 2020.
Peer group TSR, is the value of $100 at the end of the measurement period assuming invested in the peer group index as of September 30, 2020. The peer group used for this purpose is the company-selected peer group as specified in the CD&A of the proxy statement. The peer group consists of: Century Communities, Inc., Dream Finders Homes Inc, Green Brick Partners, Inc., Hovnanian Enterprises, Inc., KB Home, Landsea Homes Corp, LGI Homes, Inc., M/I Homes, Inc., M.D.C. Holdings, Inc., Meritage Homes Corporation, Taylor Morrison Home Corp., and TRI Pointe Group, Inc.

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The dollar amounts reported represent our net income, as reflected in the Company’s audited financial statements for the applicable year.

The dollar amounts reported represent our Adjusted EBITDA, as reflected in the Company’s audited financial statements for the applicable year. While the Company uses several financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs, for the most recently completed fiscal year, to the Company’s performance. Adjusted EBITDA is a non-GAAP financial measure. Refer to Annex I for further discussion on this measure, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

List of Most Important Financial Performance Measures to Determine 2023 Compensation Actually Paid
As described in more detail in the “Compensation Discussion and Analysis” section, our executive compensation program reflects a pay-for-performance philosophy and includes performance metrics that are intended to incentivize our NEOs and align our NEOs’ interests with those of our stockholders. With respect to the 2023 fiscal year, the most important financial performance measures used to link executive CAP to our performance overall are as follows:

Metrics Used in Determining NEO Pay
Adjusted EBITDA
Pre-Tax Income
Return on Assets

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Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several financial performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance Table. Moreover, the Company generally seeks to incentivize creation of long-term stockholder value, and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table. Specifically, the graphs below show the relationship of “compensation actually paid” to our PEO and Non-PEO NEOs to (i) TSR; (ii) the Company’s net income; and (iii) Adjusted EBITDA. For more information regarding the elements of our executive compensation program and, in particular, our pay mix, please refer to the section of this Proxy Statement titled “Compensation Discussion and Analysis.”

Compensation Actually Paid vs. TSR 2021 - 2023
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$240.00
$210.00
$180.00
$150.00
$120.00
$90.00
$60.00
$30.00
$-
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Non-PEO NEOs
BZH TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income
2021 - 2023
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$240,000,000
$210,000,000
$180,000,000
$150,000,000
$120,000,000
$90,000,000
$60,000,000
$30,000,000
$-
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Non-PEO NEOs
Net Income

Compensation Actually Paid vs. Adjusted EBITDA
2021 - 2023
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$400,000,000
$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$-
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid To Non-PEO NEOs
Adjusted EBITDA

64
t

SECURITY
OWNERSHIP
GREATER THAN 5% BENEFICIAL OWNERS

The following table sets forth, to the best of our knowledge and belief, certain information regarding the beneficial ownership of our common stock by each person known to the Company to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of more than 5% of our outstanding common stock, based on the number of shares of our common stock outstanding as of December 14, 2023.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED	PERCENT OF OUTSTANDING (1)

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10022	2,650,290	8.40%

Donald Smith & Co., Inc.(3) DSCO Value Fund, L.P. 152 West 57th Street New York, NY 10019	1,655,173	5.25%

The Vanguard Group. (4) 100 Vanguard Blvd. Malvem, PA 19355	1,513,039	4.79%

Based upon 31,532,908 shares of common stock outstanding as of December 14, 2023. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

Based upon information set forth in a Schedule 13G/A filed by BlackRock, Inc. on February 3, 2023, BlackRock, Inc. reported beneficial ownership and sole voting power of 2,574,549 shares and beneficial ownership and sole dispositive power of 2,650,290 shares.

Based upon information set forth in a Schedule 13G filed by Donald Smith & Co., Inc. on February 9, 2023, Donald Smith & Co., Inc. and DSCO Value Fund, L.P. reported beneficial ownership and sole voting power of 1,606,735 and 12,738 shares, respectively, and beneficial ownership and sole dispositive power of 1,642,435 and 0 shares, respectively.

Based upon information set forth in a Schedule 13G/A filed by The Vanguard Group on February 9, 2023, The Vanguard Group reported beneficial ownership and sole voting power of 0 shares, beneficial ownership and shared voting power of 37,234 shares, beneficial ownership and sole dispositive power of 1,463,719 shares, and beneficial ownership and shared dispositive power of 49,320 shares.

65
t

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information, as of December 14, 2023, with respect to the beneficial ownership of our common stock by each director, each of our NEOs, and all directors and executive officers as a group. Except as otherwise indicated, each beneficial owner possesses sole voting and investment power with respect to all shares.

NAME OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED (1) (2) (3) (4)	PERCENT OF OUTSTANDING (5)
Elizabeth S. Acton	89,134	*
Keith L. Belknap	260,668	*
David I. Goldberg	180,884	*
Lloyd E. Johnson	29,579	*
Allan P. Merrill	1,385,538	4.39%
Peter M. Orser	76,593	*
Norma A. Provencio	98,738	*
Danny R. Shepherd	82,743	*
David J. Spitz	40,523	*
C. Christian Winkle	63,423	*
Directors and Executive Officers as a Group (10 persons)	2,307,823	7.32%
*Less than 1%
    Beneficial ownership includes shares of unvested, time-based restricted stock: Ms. Acton - 0, Mr. Belknap - 33,729, Mr Goldberg - 38,872, Mr. Johnson - 6,024, Mr. Merrill - 110,854, Mr. Orser - 6,024, Ms. Provencio - 6,024, Mr. Shepherd - 6,024, Mr.Spitz - 0 and Mr. Winkle - 6,024.
    Beneficial ownership for Messrs. Merrill, Goldberg and Belknap includes unvested performance shares granted in November 2020, November 2021 and November 2022: Mr. Merrill - 158,556, Mr. Goldberg - 53,541 and Mr. Belknap - 49,849.
    Beneficial ownership includes shares underlying vested stock options: Mr. Merrill - 5,000.
    All of the vested shares beneficially owned by Ms. Acton are held indirectly through the Robert and Elizabeth Acton Living Trust dated as of December 17, 2010 as amended. All of the vested shares beneficially owned by C. Christian Winkle are held indirectly through the Charles C. Winkle Revocable Trust UA 9/29/18. 1,185 of the vested shares beneficially owned by David I. Goldberg are held indirectly through the David I. Goldberg & Susan S. Goldberg JT Ten WROS account. 5,600 of the vested shares beneficially owned by Norma A. Provencio are held indirectly through an IRA account.
    Based upon 31,532,908 shares of outstanding common stock as of December 14, 2023 and shares deemed outstanding with respect to each person pursuant to Exchange Act Rule 13d-3(d)(1). Adjusted as necessary to reflect the shares issuable to such person upon the vesting or exercise of his stock options listed in footnote 3 above (and assuming no other stock options are exercised). Shares of common stock subject to stock options that are currently exercisable or vested, or will become exercisable or vested within 60 days of December 14, 2023, are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage ownership of any other persons.

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t

EXECUTIVE OFFICERS
BIOGRAPHICAL INFORMATION

Biographical information, as of September 30, 2023, for the executive officers of the Company is set forth below. Biographical information for Allan P. Merrill is set forth above under “Proposal 1 — Election of Directors — Nominees.”
KEITH L. BELKNAP. Mr. Belknap, 65, joined the Company as Executive Vice President, General Counsel and Corporate Secretary in January 2018. Mr. Belknap was previously EVP, Business Development, General Counsel and Chief Compliance Officer of Mueller Water Products, Inc. Previously, he served as SVP and General Counsel of PRIMEDIA, Inc., a digital media and real estate advertising company. In addition, Mr. Belknap held senior legal positions with PPG Industries and Georgia-Pacific Corporation. He began his legal career at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Belknap received a Bachelor of Arts degree from the University of Tulsa and a Juris Doctor from Harvard Law School.
DAVID I. GOLDBERG. Mr. Goldberg, 46, was appointed Senior Vice President and Chief Financial Officer and became an executive officer of the Company on November 20, 2020. Mr. Goldberg joined the Company in March 2015, serving as the Company’s Vice President, Treasurer and Head of Investor Relations prior to his appointment as Senior Vice President and Chief Financial Officer. Previously, Mr. Goldberg served as the lead Equity Research analyst for the US housing sector at UBS Investment Bank in New York, where he was widely recognized for his broader industry insights and stock specific research. Mr. Goldberg received a Bachelor of Arts from American University and a MBA from Columbia University.

67
t

TRANSACTIONS WITH
RELATED PERSONS
REVIEW, APPROVAL OR RATIFICATION OF
TRANSACTIONS WITH RELATED PERSONS

The Audit Committee of our Board of Directors, in accordance with its charter and our Related Party Transactions Policy, is responsible for the review and prior approval of all proposed related party transactions to identify potential conflict of interest situations. Any identified related party transactions are then presented to our Board of Directors for approval and implementation of appropriate action to protect us from potential conflicts of interest. We have also adopted a Code of Ethics pursuant to which all directors and employees must disclose any potential conflicts of interest or related party transactions prior to entering into any such transactions.
There were no reportable transactions with related persons during fiscal 2023.
HUMAN CAPITAL COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The members of our Human Capital Committee during fiscal 2023 were Messrs. Johnson, Orser and Spitz and Ms. Provencio. None of the members of our Human Capital Committee has ever been an officer or employee of the Company or any of our subsidiaries. None of the members of our Human Capital Committee had any relationship requiring disclosure under “Transactions with Related Persons.” During fiscal 2023, none of our executive officers served as a director or member of the compensation or human capital committee (or other committee of the board of directors performing equivalent functions) of another entity that had an executive officer serving on our Board of Directors.
PROPOSALS FOR THE
NEXT ANNUAL MEETING
PROPOSALS TO BE INCLUDED IN OUR PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING

Any proposal by a stockholder to be included in the proxy statement for our 2025 annual meeting of stockholders must be received at our principal executive offices, 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, not later than August 23, 2024. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

68
t

STOCKHOLDER PROPOSALS REGARDING NOMINATIONS OR
OTHER BUSINESS AT THE 2025 ANNUAL MEETING

Any proposal by a stockholder for nominations or other business at our 2025 annual meeting of stockholders (outside of the processes for proposals to be included in the proxy statement for our 2025 annual meeting of stockholders described above) must be received at our principal executive offices, 2002 Summit Boulevard NE, 15th Floor, Atlanta, Georgia 30319, no earlier than July 24, 2024 and no later than August 23, 2024. Any such notice must also meet the other requirements of our by-laws relating to stockholder proposals. In addition, the deadline for providing notice to the Company under Rule 14a-19 of the Exchange Act of a stockholder's intent to solicit proxies in support of nominees must be submitted in accordance with, and within the time period prescribed in, the advance notice provisions of our by-laws.
OTHER
INFORMATION
Management does not know of any items, other than those referred to in this Proxy Statement, which may properly come before the meeting or other matters incident to the conduct of the meeting.
As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC or any proposal to adjourn or postpone the meeting, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.
By Order of the Board of Directors,

Keith L. Belknap
Corporate Secretary
Dated: December 21, 2023

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t

APPENDIX I
AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

BEAZER HOMES USA, INC.

AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

Table of Contents

Article 1 -	General Provisions	1
1.1	Establishment of Plan	1
1.2	Purpose of Plan	1
1.3	Types of Awards	1
1.4	Effective Date	1
1.5	Termination of Plan	1
Article 2 -	Definitions	1
Article 3 -	Administration	6
3.1	General	6
3.2	Authority of the Committee	6
3.3	Rules for Foreign Jurisdictions	7
3.4	Delegation of Authority	7
3.5	Agreements	7
3.6	Indemnification	8
Article 4 -	Shares Subject to the Plan	8
4.1	Number of Shares	8
4.2	Individual Limits	9
4.3	Adjustment of Shares	10
Article 5 -	Stock Options	10
5.1	Grant of Options	10
5.2	Option Price	11
5.3	Duration of Options	11
5.4	Exercise of Options	11
5.5	Payment	11
5.6	Nontransferability of Options	11
5.7	Special Rules for ISOs	11
5.8	Dividends and Other Distributions	12
Article 6 -	Stock Appreciation Rights	12
6.1	Grant of SARs	12
6.2	Tandem SARs	12
6.3	Payment	12
6.4	SAR Price	12
6.5	Duration of SARs	12
6.6	Exercise of SARs	13
6.7	Nontransferability of SARs	13
6.8	Dividends and Other Distributions	13
Article 7 -	Restricted Stock and Restricted Stock Units	13
7.1	Grant of Restricted Stock/Unit	13
7.2	Nontransferability	13

ii

7.3	Certificates	13
7.4	Dividends and Other Distributions	14
7.5	Short-Term Deferral	14
Article 8 -	Performance Shares and Units	14
8.1	Grant of Performance Shares/Units	14
8.2	Value of Performance Shares/Units	14
8.3	Earning of Performance Shares/Units	14
8.4	Form and Timing of Payment of Performance Shares/Units	14
8.5	Dividends and Other Distributions	15
8.6	Nontransferability	15
Article 9 -	Other Stock-Based Awards	15
Article 10 -	Long-Term Incentive Compensation Awards	15
Article 11 -	Performance Measures	15
11.1	In General	15
11.2	Performance Measures	15
11.3	Committee Determination of Achievement of Performance Goals; Adjustments 16
Article 12 -	Beneficiary Designation	16
Article 13 -	Deferrals	16
Article 14 -	Withholding	17
14.1	Tax Withholding	17
14.2	Share Withholding	17
Article 15 -	Amendment and Termination	17
15.1	Amendment or Termination of Plan	17
15.2	Amendment of Agreement	17
15.3	Recoupment of Compensation or Cancellation of Awards	17
Article 16 -	Change in Control	18
Article 17 -	Miscellaneous Provisions	18
17.1	Restrictions on Shares	18
17.2	Rights of Stockholder	19
17.3	No Implied Rights	19
17.4	Compliance with Code Section 409A	19
17.5	Successors	19
17.6	Tax Elections	19
17.7	Right of Setoff	19
17.8	No Fractional Shares	19
17.9	Uncertificated Shares	19
17.10	Legal Construction	20
17.11	Data Privacy; Transfer of Data	20

iii

BEAZER HOMES USA, INC. AMENDED AND RESTATED
2014 LONG-TERM INCENTIVE PLAN
As Amended Effective as of [●], 2024
Article 1 - General Provisions
1.1Establishment of Plan. Beazer Homes USA, Inc., a Delaware corporation (the “Company”), previously established an incentive compensation plan known as the “Beazer Homes USA, Inc. 2014 Long-Term Incentive Plan” (the “Incentive Plan”). Effective as of February 5, 2020, the Board (as defined below) amended and restated the Incentive Plan to be known as the “Beazer Homes USA, Inc. Amended and Restated 2014 Long-Term Incentive Plan” (the “Plan”). Effective as of __________ and subject to the approval of the Company’s stockholders, the Board amended the Plan, as set forth in this document.
1.2Purpose of Plan. The objectives of the Plan are to (i) attract and retain employees, directors, and other persons who perform services for the Company and its affiliates by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other Eligible Participants with those of the Company’s stockholders.
1.3Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Shares, (vii) Performance Units, (viii) Other Stock-Based Awards, (ix) Long-Term Incentive Compensation Awards or any combination thereof.
1.4Effective Date. The Plan, as amended, will become effective on the date on which the Company’s stockholders approve the Plan, as amended (the “Effective Date”).
1.5Termination of Plan. No Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. However, Awards granted under the Plan on or prior to the tenth anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding to such Awards.
Article 2 - Definitions
Except where the context otherwise indicates, the following definitions apply:
2.1“Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.
2.2“Agreement” means the written agreement evidencing an Award granted under the Plan that specifies the size, form, terms, conditions and duration of each Award. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and

1

executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of Award grant in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Award grants under the Plan, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.
2.3“Award” means an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share, a Performance Unit, an Other Stock-Based Award, a Long-Term Incentive Compensation Award or a combination thereof.
2.4“Award Pool” shall have the meaning ascribed to such term in Section 4.1.
2.5“Board” means the Board of Directors of the Company, as constituted from time to time.
2.6“Cause” means, “Cause” as defined under any written employment or service agreement applicable to the Participant at the time of the Participant’s termination or if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Cause” means (a) the Participant’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any affiliate; (b) the Participant’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Participant’s employment or service; (c) the Participant’s commission of or pleading guilty to or confessing to any felony; or (d) the Participant’s breach of any restrictive covenant agreement with the Company or any affiliate, including, but not limited to, covenants not to compete, non-solicitation covenants and non-disclosure covenants. “Cause” shall also include a material violation of the Company’s Code of Business Conduct & Ethics or any successor or similar Company policy governing ethical behavior. The existence of “Cause” under this Section 2.6 shall be determined in good faith by the Committee.
2.7“Change in Control” means, except as otherwise expressly provided in an Agreement, the occurrence of any of the following events:
(1)The accumulation in any number of related or unrelated transactions by any Person of Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company’s voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of twenty-five percent (25%) or more of the Beneficial Ownership of the combined voting power of the Company’s voting stock resulted from (i) any acquisition of voting stock by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate or (ii) any acquisition of voting stock directly from the Company provided the Person’s Beneficial Ownership of the combined voting power of the Company’s voting stock at no time thereafter equals thirty-five percent (35%) or more of the combined voting power of the Company’s voting stock; or

2

(2)Consummation of a merger, consolidation, reorganization or similar transaction (a “Business Combination”), unless, immediately following that Business Combination, (i) all or substantially all of the Persons who had Beneficial Ownership of the voting stock of the Company immediately prior to that Business Combination have Beneficial Ownership, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions relative to each other as their Beneficial Ownership, immediately prior to that Business Combination, of the voting stock of the Company, (ii) no Person acquires Beneficial Ownership of twenty five percent (25%) or more of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (iii) the Business Combination does not result in a Change in Control under subsection (c) below; provided that for purposes of this subsection (b), a Change in Control will not be deemed to have occurred as the result of any Person’s accumulation of Beneficial Ownership of twenty-five percent (25%) or more, but less than thirty-five percent (35%), of the combined voting power of the Company’s or the surviving entity’s voting stock resulting from that Business Combination so long as the Board approved the Business Combination; or
(3)Less than a majority of the members of the Board of Directors of the Company or any entity resulting from a Business Combination are Incumbent Board Members; or
(4)Consummation of a sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or
(5)Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above
For purposes of this Section 2.7, the meaning of (i) “Person” shall be based on the definition of person in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) of the Act, and (ii) “Beneficial Ownership” shall be as such term is used in Rule 13d-3 under the Act.
Incumbent Board Member means an individual who either is (a) a member of the Company’s Board as of the effective date of the adoption of this Plan or (b) a member who becomes a member of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that Person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of

3

the Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
Notwithstanding anything in this Plan or any Agreement to the contrary, to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code section 409A. Other Participant rights that are tied to a Change in Control, such as vesting, shall not be affected by this paragraph.
2.8“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered and shall include all related regulations.
2.9“Committee” means the Human Capital Committee of the Board, or the Board itself if no Human Capital Committee exists. If such Human Capital Committee exists, if and to the extent deemed necessary by the Board, such Human Capital Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) independent directors under the rules of any stock exchange on which the Company’s securities are traded.
2.10“Company” means Beazer Homes USA, Inc., a Delaware corporation, and its successors and assigns.
2.11[Intentionally omitted]
2.12“Director” means any individual who is a member of the Board; provided, however, that any individual who is both a member of the Board and employed by the Company or any other entity constituting the Employer shall not be considered a Director for purposes of the Plan.
2.13“Disability” means, with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and with respect to any other Award, a disability as determined under procedures established by the Committee or in any Agreement; provided that to the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then there shall not be a Disability that triggers payment until the date (if any) that the Participant is disabled within the meaning of Code section 409A(a)(2)(C).
2.14“Effective Date” shall have the meaning ascribed to such term in Section 1.4 above.
2.15“Eligible Participant” means an employee of an Employer as well as any other natural person, including a Director or a person who provides bona fide services to an Employer, subject to any limitations as shall be determined by the Committee.
2.16“Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Code sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment,

4

amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”
2.17“Fair Market Value” means, on any given date:
(1)if the Shares are listed on the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the NYSE on such date, or if no sale was reported on such date, on the last preceding day on which a sale was reported on the NYSE;
(2)if the Shares are listed on a national or regional securities exchange other than the NYSE on the given date, Fair Market Value on such date shall be the closing price for a Share on the securities exchange on such date or, if no sale was reported on such date, on the last preceding day on which a sale was reported on such exchange; or
(3)if neither (a) nor (b) applies on the given date, the fair market value of a Share on that date shall be determined in good faith by the Committee.
For purposes of subsection (b) above, if Shares are not traded on the NYSE but they are traded on more than one securities exchange on the given date, then the following exchange shall be referenced to determine Fair Market Value: (i) the NASDAQ, or (ii) if shares are not traded on the NASDAQ, the largest exchange on which Shares are traded.
Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422, Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422.
2.18“409A Award” means each Award that is not exempt from Code section 409A.
2.19“Good Reason” means, “Good Reason” as defined under any written employment or service agreement applicable to the Participant at the time of the Participant’s termination or if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, “Good Reason” means the occurrence of any of the following conditions without the Participant’s consent:
(1)a material diminution in the Participant’s authority, duties or responsibilities from those that existed on the date immediately preceding the Change in Control; or
(2)relocation of the Participant’s primary office to a location more than thirty-five (35) miles from the location of the Participant’s primary office on the date immediately preceding the Change in Control.
Notwithstanding the foregoing, the occurrence of any of the events described above will not constitute Good Reason unless (i) the Participant gives the Company written notice within fifteen (15) days after the initial occurrence of an event that the Participant believes constitutes Good

5

Reason and describes such event in the notice; (ii) the Company thereafter fails to cure any such event within fifteen (15) days after receipt of such notice; and (iii) the Participant’s termination as a result of such event occurs at least 31 days after the Company’s receipt of the notice referred to in clause (ii), but no more than 60 days after the initial occurrence of such event. The existence of “Good Reason” under this Section 2.19 shall be determined in good faith by the Committee.
2.20“Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is designated as an Incentive Stock Option and intended to meet the requirements of Code section 422.
2.21“Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.
2.22“Long-Term Incentive Compensation Award” means an Award that is granted pursuant to Article 10 of the Plan.
2.23“Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Code section 422 or that otherwise does not meet such requirements.
2.24“NYSE” means the New York Stock Exchange.
2.25“Option” means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation shall be a Nonqualified Stock Option.
2.26“Option Price” means the price at which a Share may be purchased by exercise of an Option.
2.27“Other Stock-Based Award” means any form of equity-based or equity-related award, other than an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock, or Performance Unit, that is granted pursuant to Article 9 of the Plan.
2.28“Participant” means an Eligible Participant to whom an Award has been granted.
2.29“Payment Date” shall have the meaning set forth in Section 5.5 of the Plan.
2.30“Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash or Shares, or any combination thereof, as determined by the Committee, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.
2.31“Performance Unit” means an Award under Article 8 of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of cash or Shares, or any combination thereof, as determined by the Committee, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter.

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2.32“Plan” means the Beazer Homes USA, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as set forth in this document and as it may be amended from time to time.
2.33“Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose.
2.34“Restricted Stock Unit” means an Award under Article 7 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restriction(s) as the Committee, in its sole discretion, may impose.
2.35“Restriction Period” means the period during which Restricted Stock or Restricted Stock Units are subject to one or more restrictions that will lapse based on the passage of time, the achievement of performance goals, or the occurrence of another event or events, as determined by the Committee and specified in the applicable Agreement.
2.36“SAR Price” means the amount that is subtracted from the Fair Market Value of a Share at the time of exercise of a SAR to determine the amount payable, if any, upon exercise of the SAR.
2.37“Share” means one share of common stock, par value $.001 per share, of the Company, as may be adjusted pursuant to the provisions of Section 4.3 of the Plan.
2.38“Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the SAR Price.
Article 3 - Administration
3.1General. This Plan shall be administered by the Committee.
3.2Authority of the Committee.
(1)The Committee shall have the full and exclusive discretionary authority to (i) interpret, construe and administer the terms and intent of the Plan and any Agreement (as well as any other agreement or document related to the Plan or an Award), (ii) select the persons who are eligible to receive an Award, (iii) act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including the determination of the size, form, terms, conditions and duration of each Award, and (iv) make any amendment to an Award or Agreement consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate. For the avoidance of doubt, the Committee shall have no authority to grant or amend any Award in a manner that contravenes the minimum vesting requirement set forth in Section 3.5 hereof.

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(2)The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to address the matter.
(3)In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
(4)In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of the Company and professional advisors.
(5)All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, any Employer, Participants, Eligible Participants and their estates, beneficiaries and successors.
3.3Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where an Eligible Participant is located or where an Eligible Participant’s Award rights are otherwise regulated (including changes related to obtaining favorable tax treatment and avoiding unfavorable tax treatment) or in order to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions.
3.4Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of the members of the Committee such of its powers as it deems appropriate (provided that any such delegation shall be to at least two members of the Committee with respect to Awards to Insiders). Except with respect to Awards to Insiders, the Committee may, in its discretion, at any time and from time to time, delegate to one or more persons who are not members of the Committee any or all of its authority and discretion under Section 3.2 and 3.3, to the full extent permitted by law and the rules of any exchange on which Shares are traded.
3.5Agreements. Each Award granted under the Plan shall be evidenced by an Agreement, provided that Awards granted on or after November 1, 2016 shall be subject to a vesting period of not less than one year from the date of grant, except where vesting occurs due to (i) a Participant’s death or disability or (ii) with respect to Awards which in aggregate do not exceed five percent (5%) of the total number of Shares available under the Plan. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and may include any other terms and conditions, not inconsistent with the Plan, as determined by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of the Agreement evidencing an

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Award shall be provided to the affected Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

3.6Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the Company shall indemnify and hold harmless the members of the Committee against (i) reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, (ii) all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, and (iii) all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties (all amounts reimbursed hereunder are referred to as the “Reimbursement Expenses”); provided, that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. In the performance of its responsibilities with respect to the Plan, the members of the Committee shall be entitled to rely upon, and no member of the Committee shall be liable for any action taken or not taken in good faith reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, or the Company’s counsel.
Article 4 - Shares Subject to the Plan
4.1Number of Shares. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is 8,000,000 Shares, inclusive of the 2,000,000 Shares initially reserved under the Incentive Plan, the 1,850,000 Shares added to the Incentive Plan pursuant to the amendment approved by the Board on November 8, 2016, the 1,700,000 Shares added to the Plan pursuant to the amendment and restatement of the Incentive Plan approved by the Board on November 6, 2019 and the 2,450,000 Shares added to the Plan pursuant to the amendment approved by the Board on December 12, 2023 (the “Award Pool”). The Award Pool shall be available for all types of Awards granted under the Plan; there is no maximum number of Shares per type of Award. Such Shares shall be made available from Shares authorized but unissued or Shares held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.
The following rules shall apply for purposes of determining the number of Shares available for issuance under the Plan:
(1)Each Option shall be counted as one Share subject to an Award and deducted from the Award Pool.
(2)Each share of Restricted Stock, each Restricted Stock Unit that may be settled in Shares and each Other Stock-Based Award that may be settled in Shares shall be counted as one Share subject to an Award and deducted from the Award Pool. Restricted Stock Units and Other

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Stock-Based Awards that may not be settled in Shares shall not result in a deduction from the Award Pool.
(3)Each Performance Share that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Award Pool. Each Performance Unit that may be settled in Shares shall be counted as a number of Shares subject to an Award, based on the number of Shares that would be paid under the Performance Unit for achievement of target performance, with the number determined by dividing the value of the Performance Unit at the time of grant by the Fair Market Value of a Share at the time of grant, and this number shall be deducted from the Award Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of Shares corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Award Pool at the time of such settlement; in the event that the Award is later settled upon below-target performance, the number of Shares corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Award Pool. Performance Shares and Performance Units that may not be settled in Shares shall not result in a deduction from the Award Pool.
(4)Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares actually delivered to a Participant, and deducted from the Award Pool. Stock Appreciation Rights that may not be settled in Shares shall not result in a deduction from the Award Pool.
(5)If an Award granted under the Plan lapses, expires, terminates, is forfeited or otherwise cancelled without issuance of the Shares or the Award is settled in cash in lieu of Shares, such Shares shall again be available for issuance pursuant to an Award under the Plan and shall be added back to the Award Pool. However, if the tax withholding obligation, exercise price or purchase price under an Award is satisfied by the Company retaining Shares that otherwise would have been issued in settlement of the Award or by Shares tendered by the Participant (either by actual delivery or attestation), the number of Shares so retained or tendered shall not again be available for issuance pursuant to an Award under this Plan and shall not be added back to the Award Pool. In addition, any Shares that are purchased by the Company with proceeds from the exercise of an Award shall not be added back to the Award Pool.
4.2Individual Limits. Subject to adjustment as provided in Section 4.3, the following rules shall apply to Awards under the Plan. Sections 4.2(a) through (e) shall apply to Participants other than Directors, and Section 4.2(f) shall apply only to Directors.
(1)Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Seven Hundred Fifty Thousand (750,000).

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(2)Restricted Stock and Restricted Stock Units. The maximum number of Shares of Restricted Stock and Restricted Stock Units that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Two Hundred Fifty Thousand (250,000) Shares and Units.
(3)Performance Units. The maximum number of Performance Units (valued as of the grant date) that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Five Hundred Thousand (500,000), to the extent settled in Shares, or Three Million Dollars ($3,000,000), to the extent settled in cash. This limitation shall be applied based on the maximum amount that could be paid under the Award of Performance Units.
(4)Performance Shares and Other Stock-Based Awards. The maximum number of Performance Shares and Other Stock-Based Awards that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Five Hundred Thousand (500,000). This limitation shall be applied based on the maximum amount that could be paid under the Award of Performance Shares and Other Stock-Based Awards.
(5)Long-Term Incentive Compensation Awards. The maximum Long-Term Incentive Compensation Awards that, in the aggregate, may be granted in any one fiscal year to any one Participant shall be Three Million Dollars ($3,000,000). This limitation shall be applied based on the maximum amount that could be paid under the Long-Term Incentive Compensation Awards.
(6)Director Award Limits. The maximum fair value of Awards made in any one fiscal year to any Director shall not exceed $350,000, with fair value determined as of the Award grant date under applicable accounting standards.
4.3Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend; or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) results in the outstanding Shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then the Committee shall make equitable adjustments, as it determines are necessary and appropriate, in:
(1)the number and class of stock or other securities that comprise the Award Pool as set forth in Section 4.1;
(2)the limitations on the aggregate number of Awards that may be granted in any one fiscal year to any one Participant as set forth in Section 4.2;
(3)the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under outstanding Awards;

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(4)the Option Price under outstanding Options, the SAR Price under outstanding Stock Appreciation Rights and the number of Shares to be transferred in settlement of outstanding Options and Stock Appreciation Rights; and
(5)the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares.
It is intended that, if possible, any adjustments contemplated above shall be made in a manner that satisfies applicable legal requirements, as well as applicable requirements with respect to taxation (including, without limitation and as applicable in the circumstances, Code section 424 and Code section 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment).
Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.
Article 5 - Stock Options
5.1Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only Participants who are common law employees of the Employer may be granted ISOs. Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, Options may only be granted to individuals who provide direct services on the date of grant of the Option to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation § 1.409A-1(b)(5)(iii)(E)) in each entity in the chain.
5.2Option Price. The Option Price for each grant of an Option shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the prior sentence, an Option may be granted with an Option Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted if such Option is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such Option Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A.
5.3Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

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5.4Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant to the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control of the Company or upon the occurrence of other events as specified in the Agreement.
5.5Payment. Options shall be exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Price must be made on or prior to the Payment Date, as defined below. The Option Price shall be payable to the Company in United States dollars either: (a) in cash; (b) cash equivalent approved by the Committee; (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee); (d) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions; (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by any combination of the above. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise.
5.6Nontransferability of Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 5 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
5.7Special Rules for ISOs. In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date. The aggregate Fair Market Value of Shares with respect to which ISOs granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer) shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular ISO on the date on which such ISO is granted.
5.8Dividends and Other Distributions. A Participant receiving Options shall not possess voting rights and shall accrue dividend equivalents on Options only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on Options shall be subject to the same restrictions on vesting and payment as the underlying Award.

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Article 6 - Stock Appreciation Rights
6.1Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period, to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the SAR Price, times the number of Shares with respect to which the SAR is exercised. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option Price, times the number of Shares under the Option, or portion thereof, which is surrendered.
6.2Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of a Tandem SAR must be concurrent with the grant of the Option.
6.3Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise.
6.4SAR Price. The SAR Price for each grant of a SAR shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. Notwithstanding the prior sentence, a SAR may be granted with a SAR Price that is less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted if such SAR is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that such SAR Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A.
6.5Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; and provided, further, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date.
6.6Exercise of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control

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of the Company or upon the occurrence of other events as specified in the Agreement. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under the related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered. SARs shall be exercised by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative, setting forth the number of Shares with respect to which the SAR is to be exercised and satisfying any requirements that the Committee may apply from time to time.
6.7Nontransferability of SARs. Except as otherwise provided in a Participant’s Agreement or otherwise determined at any time by the Committee consistent with securities and other applicable laws, rules and regulations, no SAR granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
6.8Dividends and Other Distributions. A Participant receiving SARs shall not possess voting rights and shall accrue dividend equivalents on SARs only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on SARs shall be subject to the same restrictions on vesting and payment as the underlying Award.
Article 7 - Restricted Stock and Restricted Stock Units
7.1Grant of Restricted Stock/Unit. Subject to the terms and provisions of the Plan, Restricted Stock Awards and Restricted Stock Unit Awards may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Awards of Restricted Stock/Units may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock, deferred grants of Restricted Stock or Restricted Stock Units.
7.2Nontransferability. Except as otherwise provided in this Article 7 or an Agreement, Restricted Stock and Restricted Stock Units may not be sold, exchanged, transferred, pledged, or otherwise alienated or hypothecated or otherwise disposed of during the Restriction Period or, in the case of Restricted Stock Units, until the date of delivery of Shares or other payment with respect to the Restricted Stock Units (other than by will or by the laws of descent and distribution). Further, except as otherwise provided in the applicable Agreement, a Participant’s rights with respect to Shares of Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s legal representative.
7.3Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name. Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant.

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7.4Dividends and Other Distributions. Except as provided in this Article 7 or in the Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee shall require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions on vesting as the underlying Award, or that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant and held pending and subject to the same restrictions on vesting as the underlying Award. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on such Restricted Stock units shall be subject to the same restrictions on vesting as the underlying Award.
7.5Short-Term Deferral. To the extent an Award described in this Section is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.
Article 8 - Performance Shares and Units
8.1Grant of Performance Shares/Units. Subject to the terms and provisions of the Plan, Performance Shares and Performance Units may be granted to Eligible Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
8.2Value of Performance Shares/Units. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance goals must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance goals by reference to the performance measures set forth in Article 11.
8.3Earning of Performance Shares/Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares/Units shall be entitled to receive a payout of the number and value of Performance Shares/Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any applicable non-performance terms have been met.
8.4Form and Timing of Payment of Performance Shares/Units. Subject to the terms of this Plan and the applicable Agreement, the Committee, in its sole discretion, may pay earned Performance Shares/Units in

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the form of cash or Shares or other Awards (or a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Shares/Units at the close of the applicable Performance Period. Any such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Agreement pertaining to the grant of the Award.
8.5Dividends and Other Distributions. A Participant receiving a Performance Share/Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Performance Shares/Units only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on Performance Shares/Units shall be subject to the same restrictions on vesting and payment as the underlying Award.
8.6Nontransferability. Except as otherwise provided in this Article 8 or the applicable Agreement, Performance Shares/Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Article 9 - Other Stock Based Awards
The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. The Other Stock-Based Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination of the foregoing. Notwithstanding the foregoing, where the value of an Other Stock-Based Award is based on the difference in the value of a Share at different points in time, the grant or exercise price will not be less than 100% of the Fair Market Value of the Shares on the date of grant unless the Other Stock-Based Award is granted in replacement for an award previously granted by an entity that is assumed by the Company in a business combination, provided that the Committee determines that the Other Stock-Based Award preserves the economic benefit of the replaced award.
In addition, a Participant receiving an Other Stock-Based Award shall not possess voting rights and shall accrue dividend equivalents on an Other Stock-Based Award only to the extent provided in the Agreement relating to the Award. Any rights to dividend equivalents on an Other Stock-Based Award shall be subject to the same restrictions on vesting and payment as the underlying Award.
Article 10 - Long-Term Incentive Compensation Awards
Subject to the terms of this Plan, the Committee will determine all of the terms and conditions of a Long-Term Incentive Compensation Award, including but not limited to the performance measures, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Compensation Award is contingent on the achievement of one or more performance measures during the period the Committee specifies, although the Committee may specify that all or a portion of the performance measures subject to an Award are deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Committee may specify; and (b) the performance period must relate to a period of more than one fiscal year of

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the Company. The Long-Term Incentive Compensation Awards will be payable in cash and the Committee may provide Participants with the right to defer all or part of any Award.
Article 11 - Performance Measures
11.1In General. The Committee may, in its discretion, include performance conditions in any Award.
11.2Performance Measures. The Committee may select performance measures for Awards granted to Eligible Participants from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, net income, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, operating margin, profit margin, revenues, revenue growth, market value added, market share, economic value added, return measures (including but not limited to return on equity, return on investment, return on assets, return on net assets, and return on capital employed), total stockholder return, relative total stockholder return, profit, operating profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash, cash flow measures (including but not limited to operating cash flow, free cash flow, and cash flow return), sales, sales volume, sales growth, assets, inventory turnover ratio, productivity ratios, Share price, cost, unit cost, expense ratios, charge-off levels, operating efficiency, operating expenses, improvement in or attainment of expense levels, working capital, improvement in or attainment of working capital levels, debt, debt to equity ratio, debt reduction, capital targets, consummation of acquisitions, dispositions, projects or other specific events or transactions, and/or such other metrics as may be approved by the Committee from time to time.
Any performance measure may be applied to the Company and any other entity included in the term “Employer” in the aggregate, to a selection of these, to each as a whole or alternatively, or to any business unit of the Company or any other entity included in the term “Employer”, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results for previous years or to a designated comparison group of entities or to a published or stock market or other index, in each case as specified by the Committee. The Committee shall specify the period over which the performance goals for a particular Award shall be measured.
11.3Committee Determination of Achievement of Performance Goals; Adjustments. The Committee shall determine whether the applicable performance goals have been met with respect to a particular Award and, if they have, the Committee shall so certify in writing and ascertain the amount payable under the applicable Award. The Committee is authorized to make adjustments in performance-based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements (including, but not limited to, asset write-downs; litigation or claim judgments or settlements; reorganizations or restructuring programs; extraordinary, unusual, or nonrecurring items of gain or loss as defined under US generally accepted accounting principles; mergers, acquisitions or divestitures; and foreign exchange gains and losses) or changes in applicable laws, regulations or accounting principles. Such adjustments shall be made in accordance with guidelines established by the Committee at the time the performance-based Award is granted. The Committee shall also have the discretion to adjust downward the determinations of the degree of attainment of the pre-established performance goals.

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If applicable tax and/or securities laws permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
Article 12 - Beneficiary Designation
To the extent permitted by the Committee, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. In the absence of any such designation, vested but unpaid Awards outstanding at the Participant’s death shall be paid to the Participant’s estate.
Article 13 - Deferrals
The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under any Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals. Any deferrals required or permitted by the Committee of Awards shall be made in compliance with Code section 409A.
Article 14 - Withholding
14.1Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.
14.2Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, upon the achievement of performance goals related to Performance Shares or Performance Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in Shares, unless other arrangements are made with the consent of the Committee, Participants shall satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the maximum statutory withholding rates. All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 15 - Amendment and Termination
15.1Amendment or Termination of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect in any material respect any rights or obligations with respect to any Awards previously granted under the Plan, unless a Participant who is adversely affected by such amendment consents in writing. The Company will obtain the approval of the stockholders before amending the Plan to the extent required by Code section 422 and/or the rules of the exchange upon which the Shares are traded or other applicable law.

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15.2Amendment of Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, if such amendment is adverse to the Participant in any material respect, as determined by the Committee, the amendment shall not be effective as to that Participant unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Except to the extent provided in Section 4.3, the Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase price or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase price of such Option or the base price of such SAR exceeds the Fair Market Value of a Share on the date of such cancellation, in each case other than in connection with a Change in Control.
15.3Recoupment of Compensation or Cancellation of Awards. Awards under the Plan shall be subject to any policy of recoupment of compensation adopted or amended from time to time by the Board or the Committee, including, without limitation, any policy it deems necessary or desirable to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (providing for recovery of erroneously awarded compensation), Section 304 of the Sarbanes-Oxley Act of 2002 (providing for forfeiture of certain bonuses and profits), and any implementing rules and regulations of the U.S. Securities and Exchange Commission and applicable listing standards of a national securities exchange adopted in accordance with either of these Acts which policy is incorporated into this Plan, the Awards and the Agreements. The Committee may provide in the Agreement that if a Participant engages in any “detrimental activity” (as defined in the Agreement), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award and require the Participant to pay to the Company the fair market value of the compensation received by the Participant from the Award.
Article 16 - Change in Control
Except as otherwise provided in an employment, change in control or similar agreement with the Company that provides for the effect of a Change in Control (as defined in the Plan or in any such other agreement for similar transactions) on outstanding Awards (an “Outstanding Award”) granted under the Plan to a Participant, the Agreement may provide (in addition to other provisions) that upon a Change in Control the Committee shall have the authority to determine (which determination may be different for different types or grants of Outstanding Awards or for different groups of Participants) that Outstanding Awards:
(1)will be continued by the Company (if the Company is the surviving entity); or
(2)will be assumed by the surviving entity or its parent or subsidiary; or
(3)will be substituted for by the surviving entity or its parent or subsidiary with an equivalent award for the Outstanding Award.

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If (a), (b) or (c) above do not apply to an Outstanding Award, the Agreement may provide that the Committee will in its discretion determine the impact of the Change in Control on the Outstanding Award, including the right to determine to fully vest Outstanding Awards that are not continued, assumed or substituted and to cash out Outstanding Awards.
If subsections (a), (b), or (c) above apply to an Outstanding Award, the continued, assumed or substituted awards will provide (i) similar terms and conditions and preserve the same benefits as the Outstanding Award that is being continued or replaced, and (ii) that, in the event of the Participant’s involuntary termination without Cause or termination for Good Reason on, or within the two-year period following, the date of the Change in Control, the Outstanding Award (or substituted award) will fully vest and become immediately exercisable and/or nonforfeitable.
The Agreement may contain such other provisions relating to the treatment of Outstanding Awards upon a Change in Control as the Committee determines are necessary or desirable.
In the event that any acceleration of vesting or other action with respect to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code section 4999 due to the characterization of such acceleration of vesting, action, payment or benefit as an “excess parachute payment” under Code section 280G, the Committee may in its discretion elect to reduce the amount payable with respect to an Award.
Article 17 - Miscellaneous Provisions
17.1Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.
Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
17.2Rights of Stockholder. Except as provided otherwise in the Plan or in an Agreement, no Participant receiving an Award shall have any right as a stockholder with respect to any Shares covered by such Award (including but not limited to the right to vote the Shares) prior to the date on which the Participant becomes the record holder of such Shares.
17.3No Implied Rights. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless agreed by the Board or the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. To the

21

extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.
17.4Compliance with Code Section 409A. At all times, this Plan, an Award and any Agreement shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Code section 409A by reason of Code section 409A(a)(2)(B)(i), any payment under an Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an employee or cessation of service as a Director, the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A.
17.5Successors. The terms of the Plan and all outstanding Awards shall be binding upon the Company, and its successors and assigns.
17.6Tax Elections. Each Participant agrees to promptly give the Committee a copy of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any Award on the Participant making or not making an election under Code section 83(b) with respect to the Award.
17.7Right of Setoff. The Company or an Employer may, to the extent permitted by applicable law, deduct from and setoff against any amounts payable in connection with any Award, such amounts as may be owed by the Participant to the Company or an Employer.
17.8No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award; in the discretion of the Committee, the Company shall forfeit the value of fractional shares or make cash payments in lieu of fractional Shares.
17.9Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
17.10Legal Construction.
(1)Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

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(2)Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.
(3)Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice or law rule or principle that might otherwise refer construction or interpretation of the Plan or the Agreement (as applicable) to the substantive law of any other jurisdiction.
17.11Data Privacy; Transfer of Data. By accepting an Award, a Participant (a) explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of any of Participant’s personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understands that the Company and any Employer may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all Awards or entitlements to Shares granted to Participant under the Plan or otherwise (“Data”), (c) understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued with respect to an Award may be deposited, and that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country; (d) waives any data privacy rights Participant may have with respect to the Data; and (e) authorizes the Company and any Employer and its agents to store and transmit such information in electronic form.

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IN WITNESS WHEREOF, this Plan is made effective this ___ day of ____________, 2024.

BEAZER HOMES USA, INC.

By:

Authorized Officer

ATTEST:

By:
Secretary

24

ANNEX I
NON-GAAP RECONCILIATION

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt extinguishment, impairments and abandonments, and other non-recurring items) to total Company net income, the most directly comparable GAAP measure, is provided for the period shown below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, tax position and level of impairments. These EBITDA measures should not be considered alternatives to net income determined in accordance with GAAP as an indicator of operating performance.

FISCAL YEAR ENDED SEPTEMBER 30, 2023 (IN THOUSANDS)
Net income	$158,611
Expense from income taxes	$23,936
Interest amortized to home construction and land sales expenses and capitalized interest impaired	$68,489
EBIT	$251,036
Depreciation and amortization	$12,198
EBITDA	$263,234
Stock-based compensation expense	$7,275
Loss on extinguishment of debt	$546
Inventory impairments and abandonments (a)	$641
Restructuring and severance expenses	$335
Adjusted EBITDA	$272,031
(a) In periods during which we impaired certain of our inventory assets, capitalized interest that is impaired is included in the line above titled “Interest amortized to home construction and land sales expenses and capitalized interest impaired."

A

BEAZER HOMES

2002 SUMMIT BLVD NE, 15TH FLOOR
ATLANTA GA 30319
WWW.BEAZER.COM

BEAZER HOMES

BEAZER HOMES USA, INC.
2002 SUMMIT BLVD NE
15TH FLOOR
ATLANTA, GA 30319

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 7, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27542-P01231 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEAZER HOMES USA, INC.

The Board of Directors recommends you vote FOR each nominee named in Proposal 1:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Lloyd E. Johnson	☐	☐	☐
1b. Allan P. Merrill	☐	☐	☐
1c. Peter M. Orser	☐	☐	☐
1d. Norma A. Provencio	☐	☐	☐
1e. June Sauvaget	☐	☐	☐
1f. Danny R. Shepherd	☐	☐	☐
1g. Alyssa P. Steele	☐	☐	☐
1h. C. Christian Winkle	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4.	For	Against	Abstain
2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2024.	☐	☐	☐
3. An advisory vote regarding the compensation paid to the Company's named executive officers.	☐	☐	☐
4. Approval of an amendment to the Amended and Restated 2014 Long-Term Incentive Plan.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF BEAZER HOMES USA, INC.

February 8, 2024

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V27542-P01231

BEAZER HOMES USA, INC.
2002 Summit Blvd NE
15th Floor
Atlanta, Georgia 30319

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement of Beazer Homes USA, Inc., dated December 21, 2023, hereby appoints Allan P. Merrill and Keith L. Belknap (each with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Beazer Homes USA, Inc., par value $.001, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Beazer Homes USA, Inc. to be held at 8:30 a.m., Eastern Time, on Thursday, February 8, 2024, at the Hyatt Regency Atlanta Perimeter at Villa Christina, 4000 Summit Boulevard NE, Atlanta, Georgia 30319, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side)

BEAZER HOMES

BEAZER HOMES USA, INC.
2002 SUMMIT BLVD NE
15TH FLOOR
ATLANTA, GA 30319

Your **Vote** Counts!

BEAZER HOMES USA, INC.

2024 Annual Meeting
Vote by February 7, 2024
11:59 PM ET

V27545-P01231

You invested in BEAZER HOMES USA, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on February 8, 2024.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 25, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Vote in Person at the Meeting*

February 8, 2024
8:30 AM Eastern Time

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 1a. Lloyd E. Johnson	For
1b. Allan P. Merrill	For
1c. Peter M. Orser	For
1d. Norma A. Provencio	For
1e. June Sauvaget	For
1f. Danny R. Shepherd	For
1g. Alyssa P. Steele	For
1h. C. Christian Winkle	For
2. The ratification of the selection of Deloitte & Touche LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for the fiscal year ending September 30, 2024.	For
3. An advisory vote regarding the compensation paid to the Company's named executive officers.	For
4. Approval of an amendment to the Amended and Restated 2014 Long-Term Incentive Plan.	For

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting and any adjournments or postponements thereof.

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V27546-P01231